AIG EQUITY SALES CORP.

COMPLIANCE

AND

SUPERVISORY

POLICIES AND PROCEDURES

January 2004

AIG Equity Sales Corp. 70 Pine Street, 17th Floor, New York, NY 10270

AIG EQUITY SALES CORP.	JANUARY 2004

TABLE OF CONTENTS

PART ONE: COMPLIANCE & SUPERVISORY POLICIES

I.	CODE OF CONDUCT		1

II.	SUPERVISORY STRUCTURE		4

III.	GENERAL SECURITIES POLICIES		7

	1.	Annual compliance meeting	7

	2.	Licensing and Registration	7

	3.	E-Mail, Internet and Intranet Policy	13

	4.	Communications with the Public	15

	5.	Suitability	21

	6.	Continuing Education — Regulatory and Firm Element	24

	7.	AIG ESC Privacy Policy	26

	8.	Anti-Money Laundering Policies & Procedures	27

		Exhibit 1	37

		Exhibit 2	39

IV.	SPECIFIC SECURITIES POLICIES		42

	1.	Private Placements under Regulation D	42

	2.	Variable Annuities and Variable Life Products	46

	3.	Insurance Collateral Accounts	50

	4.	Securities Lending Program	51

	5.	Commercial Paper Program 3(a) 3 and 4(2)	52

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

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V.	PROHIBITED SALES PRACTICES		54

	1.	Private Securities Transactions	54

	2.	Free-Riding and Withholding	54

	3.	Sales of Restricted Securities: Rule 144 & Rule 144A	55

	4.	Insider Trading	56

PART TWO: COMPLIANCE & SUPERVISORY PROCEDURES

I.	Licensing and Registration		63

II.	Investor Complaints/Electronic Compliant Reporting		65

III.	Record Retention Requirements		66

IV.	Branch Activities		72

APPENDICES

A.	Branch Locations & Supervisory Principals		73

B.	Registered Representatives & Supervisory Principals		77

C.	AIGESC Marketing Material Review Sheet		79

D.	Glossary of relevant terms		80

E.	List of Web Sites of Interest		86

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PREFACE

AIG Equity Sales Corp. (“the Firm” or “AIGESC”) is a registered broker-dealer originally incorporated in the State of New York in 1970 under the name American International Fund Distributors, Inc. AIGESC is registered with the Securities and Exchange Commission (“SEC”), is a member of the National Association of Securities Dealers, Inc. (“NASD”) and the Securities Investor Protection Corporation (“SIPC”) and is currently authorized to conduct a securities business in 50 states, the District of Columbia and the Commonwealth of Puerto Rico. AIGESC has a clearing agreement with U.S. Clearing (“USC”), a member of all major Stock Exchanges.

The “clients” of AIGESC are other member companies of American International Group, Inc. (AIG) and currently includes AIG Life, AI Life, AIG Capital Partners, AIG Capital Management, AIG Global Investment Corp., AIG Global Real Estate Investment Corp., AIG Global Securities Lending Corp., and AIG Funding, Inc. AIGESC has no “customers” and collects no “customer” information for purposes of Regulation S-P. AIGESC acts as the distributor for variable life products including a variable universal life insurance, group variable universal life insurance, variable annuities, and a variable immediate annuity; as a placement agent for private equity funds, real estate investment funds and, on a limited basis, for private group variable universal life insurance and group variable annuity products. AIGESC provides broker-dealer services for a securities lending program and acts as sub-distributor for the AIG Money Market Fund. AIGESC has an established supervisory reporting system; OSJ, branch and non-registered branch office locations; and sponsors appropriate individuals for registration with the NASD and state securities licensing. The clients of the various AIG affiliated companies served by AIGESC are, generally, large institutional investors or sophisticated, qualified investors. At this time, AIGESC does not conduct retail securities business of any kind.

The basic compliance philosophy at AIGESC is that compliance is the responsibility every registered representative. Due to unique structure of AIGESC and the AIG affiliates it serves, each registered representative is responsible for knowing and following the compliance rules, regulations and procedures of their business unit, AIG, AIGESC, the SEC, the NASD, and the State(s) where they conduct securities business. The business reputation of AIG, AIGESC and its representatives must not be tarnished due to carelessness, fraud or greed on the part of a few individuals who do not to follow appropriate compliance behaviors.

The purpose of this manual is to provide AIGESC registered representatives with a compliance guide that outlines AIGESC’s policies, procedures, supervisory structure and sets forth basic standards of conduct. It is not a complete statement of either the federal securities laws or NASD Rules but is intended as a guide to those requirements that AIGESC deems to be of particular importance in light of the specific types of services AIGESC provides to its affiliates. From time-to-time AIGESC will develop and distribute additional policies and procedures to supplement those in this manual. The manual also documents AIGESC’s branch and supervisory structure.

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Each Registered representative is required to read the compliance manual, be prepared to certify that he or she has done so, and to acknowledge that he/she will abide by its terms. Violations of AIGESC policies and procedures may result in disciplinary action, including the termination of a registered representative’s registrations.

Registered representatives should contact the Director of Compliance if questions arise regarding the interpretation or application of securities laws, regulations, policies and procedures.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

PART ONE:

COMPLIANCE MANUAL

&

SUPERVISORY

POLICIES

AIG EQUITY SALES CORP.	JANUARY 2004

COMPLIANCE PROCEDURES

I.	CODE OF CONDUCT

General Standards

Each AIG Equity Sales Corp. registered representative is responsible for knowing and following the compliance requirements and procedures of AIGESC, the NASD, the SEC, AIG, their business unit, and the states where they conduct securities business on behalf of AIGESC. All registered and affiliated persons are responsible for implementing and integrating appropriate compliance in his/her everyday activities. Good broker dealer compliance will flourish when every person affiliated with AIGESC works toward this common goal. If questions arise that are not answered in this manual, registered representatives should call the AIGESC Director of Compliance.

AIGESC is a member of the NASD, a self regulatory organization and AIGESC’s primary regulator. NASD Conduct Rule 2110 requires every member organization in the conduct of its business, to “observe high standards of commercial honor and just and equitable principles of trade.” These standards require fair, honest and equitable conduct in all dealings. AIGESC’s policy is to comply with all applicable laws, rules and regulations in order to protect investors, the Firm and registered representatives.

Federal and State securities laws are aggressively enforced. A registered representative who engages in conduct that violates these laws risks enforcement proceedings and the likelihood of penalties. Penalties will vary according to the severity of the offense, but the NASD has the authority to impose fines and permanently bar a registered representative from the securities industry.

In addition, a registered representative may be subject to civil court actions initiated by investors seeking financial relief through the courts. The courts may hold a representative who violates securities laws fully liable for the return of the investor’s investment, plus additional damages, which may include punitive damages.

Specific Guidelines

The following guidelines have been established to help registered representatives understand the standards of conduct expected of them when dealing with institutional prospective investors, current investors or policyholders:

•	Never act in a manner adverse to the best interests of the investor. Self-dealing, at the expense of either an investor or the Firm, is prohibited.

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•	Do not exaggerate the value of a security or make a claim that cannot be supported in fact. Balance every presentation with the positive and negative aspects of a potential investment.

•	Do not respond to a prospective or current investor’s questions by guessing. Advise the investor that it may be necessary to conduct additional research and promptly get back to the investor.

•	Never guarantee an investor, orally or in writing, against losses or in any way represent to an investor that the Firm will extend a guarantee against losses. Never assure an investor that an investment will be profitable or, unless as part of a bona fide repurchase agreement, agree to buy back any security from an investor.

•	Registered representatives may not place their own residence or business address on an investor’s account.

•	No extension or maintenance of credit can be made to investors in contravention of Regulation T of the Federal Reserve Board.

•	Registered representatives should not directly contact the SEC, the NASD or any state securities regulatory agency. If a registered representative is contacted by any regulatory agency, he/she should IMMEDIATELY contact the AIGESC Director of Compliance who will determine appropriate action.

•	No representation may be made to the press or other media, publication of a book, article or journal, appearance on radio or television, speaking activity at a seminar, lecture at an educational institution, or other publication in the media, that makes reference to an affiliation with the Firm, without the prior written permission of AIG Corporate Compliance and the AIGESC Director of Compliance.

•	Other than within the scope of his/her employment by AIG or the Firm, a representative may not act as an agent for an investor in any security or business transaction, including raising funds for any organization, (e.g., charity, company, individual, or venture) without the prior written approval of the Director of Compliance.

•	All outside business activities, including serving as a partner, officer or director, must receive prior written approval from the Director of Compliance.

•	Registered representatives of AIGESC are prohibited from exercising discretion over an investor’s account without prior written approval from the Director of Compliance.

•	Registered representatives of AIGESC are prohibited from conducting securities transactions with any non-U.S. person or entity, without prior written approval from the Director of Compliance.

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•	A registered representative must report to the Director of Compliance all litigation, whether criminal or civil, and all investigations initiated by any securities regulatory body in which he/she becomes involved and any suspension or revocation of a securities license, variable annuity license or life insurance license.

•	Material non-public information received in connection with the performance of a registered representative’s duties must be treated with strict confidence.

•	Registered representatives may not commit the Firm’s capital without the prior written approval of the President.

•	Registered representatives may not accept any form of direct or indirect compensation of any nature relating to securities transactions (including bonuses, contest awards, commissions, gratuities, referral fees, finder’s fees, or advisory fees whether in the form of cash, checks, gift certificates, stock or other securities) from any person or entity other than AIGESC or an AIG affiliate.

•	Registered representatives are required to review this Manual at least annually.

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II.	SUPERVISORY STRUCTURE

In order to comply NASD, federal and state securities laws, AIGESC has established a flexible supervisory structure designed to address the needs of each affiliated business unit. AIGESC continually strives to develop and maintain effective supervisory infrastructure by utilizing registered principals from each business unit to perform supervision, and registered principals from the Firm to monitor the supervision.

An appropriately registered supervisory principal has been designated within each business unit and is responsible for ensuring and overseeing compliance with the Firm’s policies and procedures and, in certain cases, specifically assigned registered representatives.

Appendix A lists AIGESC registered branches, addresses, supervisory principals and their function. Appendix B lists the reporting structure by business unit for supervisory principals and registered representatives. From time-to-time these Appendices will be updated as required.

Office of Supervisory Jurisdiction Branch Locations

The NASD Rules define an OSJ as a business location or office of a member firm at which certain activities, such as the ordering of execution functions, the final acceptance of new customer accounts, the final review of customer orders, and the final review of advertising and sales materials take place.

The AIGESC Home Office will perform licensing and registration functions, compliance functions, update and maintain Registered Representative and Form B/D records, conduct the review of registered representative’s brokerage account statements, Firm Element Continuing Education records and files, placement agent files, branch review documentation, historical Firm files, and appropriate advertising and sales literature files.

AIGESC’s Home Office, an Office of Supervisory Jurisdiction (“OSJ”), is located at:

70 Pine, 17th Floor, New York, New York 10270

Walter Josiah, President, Supervisory Principal

Martinnette J. Witrick, Vice President, Director of Compliance

Erik Mogavero, Compliance Supervisory Principal

Robin Berger, Compliance Principal

AIGESC Branch Offices

The NASD requires each member firm to designate its branch offices. It defines a “branch office” as any business location which is identified to the public or customers as a location at which any investment banking or securities business is being conducted on behalf of the Firm

AIGESC currently maintains the following Branch locations:

175 Water Street, 24th Floor, New York, New York 10038

Steve Guterman, Branch Manager & Supervisory Principal

Martin Dorow, Sales Supervisory Principal

Grayson Sanders, Sales Supervisory Principal

Robert Howe, Supervisory Principal

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175 Water Street, 26th Floor, New York, New York 10038

Peter Adamczyk, Branch Manager, Supervisory Principal

Mike Thorp, back up principal

One Chase Manhattan Plaza, 57th Floor, New York, New York 10005

David Valiaveedan, Branch Manager

Richard D’Alessandri, Principal

72 Wall Street, 10th Floor, New York, NY 10005

Jack Repa, Branch Manager, Supervisory Principal

Helen Christopher, Supervisory Principal

101 East 52nd Street, New York, NY 10022

Daniel Tully, Branch Manager, Supervisory Principal

Unregistered Locations

AIGESC may establish an unregistered location from time to time as a business unit evolves and begins to perform additional branch functions. The activities pursued at such locations will be closely monitored and the location will be appropriately registered as soon as possible.

There are no unregistered locations at this time.

For additional information, please refer to Appendix A or call the Director of Compliance.

Supervisory Personnel

President

The President of the Firm is ultimately responsible for supervision of all of the Firm’s securities activities. The President is also responsible for reviewing and signing placement, distribution and selling agreements. Under certain circumstances, the President may assign this task to additional Firm officers. The President will develop, maintain, update and make available the Firm’s Business Continuity Plan upon specific written request.

Financial and Operations Principal

The Firm’s Financial and Operations Principal is responsible for timely preparation and filing of all financial statements and reports requested and/or required by the SEC, NASD and/or any state securities regulatory agencies. The Financial and Operation Principal reports directly to the President.

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Director of Compliance

The Director of Compliance responsibilities include but are not limited to working with business units to set up branch and reporting infrastructure; branch development, oversight and reviews; registered personnel completion of NASD Regulatory CE requirements; development and execution of Firm element CE program; determination of delegated tasks to branch principals; anti-money laundering policies and procedures appropriately structured and executed in each business unit; submission of sales materials and advertising to the NASD for review as required; oversight of maintenance of advertising and sales literature files; dissemination of the Firms policies and procedures; development of new procedures when necessary; review, execution and documentation of certain activities on behalf of the Firm as a placement agent; oversight of e-mail review procedures administered in branches; oversight, and if required, execution, of registration and licensing processing of registered personnel and the Firm; document retention and record keeping in Home Office and branches, as needed. The Director of Compliance reports directly to the President.

OSJ Supervisory Principals and Supervisory Principals

OSJ Supervisory Principals and Supervisory Principals are identified in Appendices A and B. They are responsible for supervising specified registered personnel assigned to their supervision. OSJ Branch Managers, Branch Managers, Supervisory Principals will be Series 24 qualified or a registered representative with the requisite experience required to perform supervisory functions. Branch Managers and Supervisory Principals may report to another OSJ Branch Manager or report directly to the Firm’s President or Director of Compaince. Changes will occur time as business units evolve.

The Director of Compliance will review, suggest and implement changes to the supervisory structure as required in each business unit. The Director of Compliance will work closely with Branch Managers and Supervisory Principals to ensure appropriate reporting structure. Questions should be directed to the AIGESC Compliance Department 212-770-9046.

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III.	GENERAL SECURITIES POLICIES

1.	Annual Compliance Meeting

As required by the NASD, all registered representatives must attend a Firm Annual Compliance Meeting. If a group meeting is held, an attendance roster with meeting date and an original signature of each attendee will be maintained, in addition to an outline of topics covered and handouts. The Annual Compliance Meeting may be a 1:1 interview with each representative at which time the Firm’s Annual Compliance Questionnaire is distributed. If a registered representative does not fulfill the Firm Annual Compliance Meeting requirement AND return the Annual Compliance Questionnaire, his/her registrations are subject to termination.

2.	Licensing and Registration

Registration and licensing requirements are imposed by the NASD and state securities regulatory agencies.

AIGESC is appropriately registered with the SEC and NASD and maintains securities licenses in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico.

Supervisory principals seeking registration of specific individuals through AIGESC must determine that the individual has a job warranting NASD registration and state licensing. The individuals must need registration because he/she will carry out securities activities on behalf of the AIGESC and is not seeking registration in an attempt to to avoid retesting. The supervisory principal must submit a written request via e-mail to the Director of Compliance noting the individual’s job title, why registration is required and stating that he/she will serve as the supervisory principal.

Potential registrants will be required to complete Form U-4, two finger print cards, the Firm’s applications, provide a copy of their most recent Form U-5 and a current resume, and request that the broker/dealer(s) where they maintain brokerage accounts for themselves and their family members send copies of brokerage account statement and confirmations to the AIG ESC Compliance Department. Registration background checks may include contacting employers for the past three years, submission of finger print cards to the NASD and FBI, Credit and Criminal background checks and any other background check that the Firm’s Compliance Department sees be being required and reasonable.

Registered representatives will be assigned to a branch location and a supervisory principal. All registered representatives will be required to complete the NASDR Regulatory Element and AIGESC Firm Element Continuing Education requirements. Additional requirements may be added

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as necessary. New and existing registered representatives who do not fulfill all requirements will be promptly terminated. Improperly registered individuals create a high degree of risk for AIGESC and the affiliated broker/dealers that are members of AIG.

Prior to pursuing activities on behalf of AIGESC, individuals must be registered with the NASD and appropriate state(s) from which a representative transacts business, as well as in the states where investors (institutional, corporate and/or retail) reside. A representative engaging in variable product sales or wholesaler activities must fulfill NASD and state requirements for securities, state insurance licensing requirements and be appointed with the appropriate insurance company (AIG Life/ AI Life).

When the NASD registration and state securities licensing processes have been completed, each registered representative and his/her supervisory principal will be formally notified by AIGESC Compliance Department via e-mail of: the representative’s supervisory principal, registered branch location; NASD registration status, state licensing status, Firm Element CE requirements, and location of the electronic version of the AIGESC Compliance Manual.

If a representative has been classified as “inactive” by the NASD, it is necessary for the registered representative to complete his/her NASDR Regulatory Element Continuing Education requirement prior to pursuing activities as a registered representative within 90 days of initial affiliation. If a representative does not accomplish this, AIGESC Compliance will terminate (U-5) the representative’s registrations at the end of the initial 90 days. During this period, the “inactive” representative must keep a written daily “log” documenting his/her activities to evidence that the representative did not pursue activities requiring registration. The log should be given to AIGESC Compliance for the representatives permanent files.

Established registered representatives who do not complete the NASDR Regulatory Element Continuing Education requirement after being notified by AIGESC Compliance, will be classified by the NASD as “inactive”. When classified as “inactive”, a representative may not conduct activities that require securities registration and state licenses. AIGESC will terminate (U-5) the registrations of representatives who do not complete the NASDR Regulatory Element Continuing Education requirement within the allotted 120-day period.

NASD regulations require the Firm to investigate and certify that all applicants for registration are persons of good business repute and character who are qualified by experience or will be qualified by training to carry out their job responsibilities.

After the AIGESC Compliance Department notifies a registered representative and his/her supervisory principal that the registration processes is complete, as is appropriate and applicable, a representative may:

1.	Begin to solicit or conduct securities activities on behalf of the Firm,

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2.	in the states where he/she is securities licensed,

3.	for specific products for which AIGESC has a current selling agreement or acts as distributor or placement agent, and

4.	for products for which the individual is are qualified.

The term “solicit” is broadly defined to include giving information to an investor or potential investor that may be a factor in his/ her investment decision, even when the investor may be seeking information and is not seeking to transact securities business with the Firm.

Registered representatives must provide updated information whenever necessary to keep their Form U-4 information current.

A. Authorized Jurisdictions

The Firm is currently licensed to transact a securities business in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico. It is not licensed to transact a securities business in any foreign jurisdiction.

No part of the sales process may be conducted by AIGESC registered representatives on behalf of AIGESC within the boundaries of a foreign jurisdiction. This prohibition is extended to solicitations by telephone or mail. Unless the disclosure printed on materials been specifically designed to meet multi-national use, registered or unregistered personnel may NOT use materials bearing AIGESC disclosure outside of the United States. Prior written approval for use of such materials must be granted from AIGESC Compliance.

B. Dual Registration

AIGESC policy prohibits registered representatives from maintaining registration with another broker-dealer. Violation of this policy will result in immediate termination. Prior to NASD registration, each registered representative is required to disclose in writing to AIGESC Compliance Department existing registrations.

Registered representatives are not prohibited from accepting appointments as life insurance agents for AIG Life Companies.

In addition, a registered representative of the Firm may not be associated with or represent a Registered Investment Advisor (other than an affiliate of AIG) without the prior written consent of the Director of Compliance.

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C. Non-Registered Finger Print Person (NRF)

Individuals in positions such as back office, administrative, operations, accounting may become NRF personnel. Based on the sensitive nature of the individual’s job functions, AIGESC will submit U-4 information and fingerprints for these individuals to the NASD through the CRD system. The individual is not registered with the NASD but his/her fingerprints are submitted and are on file with the NASD and FBI. The FBI, upon receipt of the fingerprints, conducts a background check, and, informs AIGESC Compliance if negative information is found. AIGESC will then contact the individual’s supervisory principal to discuss the situation.

D. Unregistered Personnel

Unregistered persons (including NRF personnel) must limit their interactions with investors or potential investors to responses to routine inquiries and to supplying publicly available quantitative information on request, such as quotations and other types of publicly available material.

While unregistered persons may mail out prospectuses, it should be at the direction of a registered representative or at the request of an investor or prospective investor. Unregistered persons may not discuss any aspect of securities products.

Secretaries, clerks and other administrative personnel are not generally required to be registered. The following information applies to unregistered and NRF individuals.

Unregistered personnel MAY:

•	Answer the telephone and make appointments

•	State the date, time, location and topic of a seminar

•	Take messages for the registered representative

•	Mail out, type, reproduce or fax materials as directed by the registered representative

•	Mail out materials as requested by prospective or current investors

•	Maintain files and records as required by the registered representative’s business

However, unregistered persons MAY NOT:

•	Take orders from investors

•	Provide or pass on opinions or advise investors or prospects as to investments in specific securities

•	Solicit accounts

•	Open new accounts

•	Receive any outside compensation related to the securities business

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•	Solicit securities business by the use of business cards representing themselves as registered representative of the Firm

•	Engage in any activity or act in any manner that is generally associated with the activities of a registered representative

E. Parking

NASD rules prohibit a broker-dealer from allowing individuals to “park” a securities registration with the firm to avoid re-taking an NASD examination. On a case-by-case basis, AIGESC will examine the job responsibilities of each individual requesting registration to determine whether a valid business relationship exists.

The Firm will periodically review the activities of all of its registered representatives to ensure there are no violations of this rule. Representatives should notify the AIGESC Compliance Department when registration is no longer necessary for the execution of their job responsibilities. Registered individuals who are in violation will be immediately terminated by the Director of Compliance.

F. NASD Qualification Examinations

If an individual is currently NASD registered through AIGESC and needs an additional registration or state securities license in order to carry out his/her job duties, his/her supervisory principal must submit a written explanation via e-mail to the Director of Compliance stating why the additional registration and/or licensing are necessary. AIGESC will contact the representative and provide the names of vendors that provide study materials, classes, test disks, etc.

If an individual has not been previously NASD registered, the prospective registrant must submit a completed application on Form U-4, together with two fingerprint cards, AIGESC forms and a resume approximately one month prior to the time he/she would like to take an exam. Again, AIGESC will provide the names of vendors that provide study materials, classes, test disks, etc.

Applicants can refer to the NASD web site (www.nasdr.com or www.nasd.com) to review pertinent information concerning examination content, number of questions, time allotted, testing locations, fees, and instructions about setting up an exam date. Per NASD procedures, if a prospective registrant does not pass the exam on the first try, he/she must wait 30 days before retesting a second time. The same waiting period is required between the second and third testing. However, if a prospective registrant does not pass the exam on the third try, he/she must wait 6 months before retesting for the fourth time. Due to the costs involved, a prospective registrant must have his/her supervisory principal’s approval each time a test is retaken.

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Registration Name	Licensed to Sell These Product

Series 6	Investment Company Products and Variable Contracts Representative (IR)

Series 7	General Securities Representative (GS) Stocks, Bonds, Limited Partnerships, Investment Company Products, Variable Contracts

Series 26	Investment Company Products/Variable Contracts Principal (IP) Supervisory Principal for S. 6 RRs only

Series 24	General Securities Principal (GP) Supervisory Principal for S. 7 & S.6 RRs

Series 63	Agent Uniform Securities Agent State Law Exam

Series 27	Financial & Operations Principal

Zack Levin of AIG Corporate Security will facilitate the fingerprinting process. He can be reached at 212-770-5764 and is located on the first floor of 70 Pine Street, NY, NY 10270.

Once AIGESC Compliance “opens” a “test window” for an individual in the CRD system, the individual can schedule the test by going to www.2test.com or calling Prometrics Testing Centers at 1-800-578-6273. Generally, a “test window” extends for 120 days but in certain circumstances an individual may be granted on y 90 days to pass the exam.

G. State Examinations Requirements

If the applicant has taken and passed the NASD Series 63 Blue Sky Uniform Securities Agent State Law Exam (“Blue Sky”), he/she must maintain licensing in a state requiring the Series 63 or the exam registration will “expire” or lapse two years from the test passing date or two years from licensing in the last state requiring the Series 63 for licensing If the applicant’s Series 63 status is allowed to expire, the applicant will have to re-take the Series 63 exam when he or she requests licensing in a state requiring the Series 63.

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3.	E-Mail, Internet and Intranet Policy

AIGESC and AIG Corporate E-mail, Internet and Intranet Policy apply to registered personnel. AIG Corporate Compliance Policies regarding E-Mail, Internet and Intranet Communications are incorporated into this manual by reference and can be found on the AIG Intranet system available to AIG employees and AIGESC registered representatives by going into the following intranet site:

http://aignet.aig.com/compliance/comnote.pdf

Communications with the public and potential or current investors includes registered representatives’ communications sent and received via AIG corporate e-mail, the internet and intranet and are subject to all NASD Rules.

Only the corporate AIG E-mail system may be used by AIGESC registered representatives to communicate with potential or current investors. Home e-mail systems cannot be used because they cannot be monitored by AIGESC and prevent the Firm from carrying out its supervisory duties. E-mail, group e-mail, bulletin boards, chat rooms and web site communications may have different classifications (correspondence, public forums, sales literature, or advertising) depending on their content, use, and scope of distribution. Whenever technological systems allow, E-mail will be monitored on line and unannounced by a specific AIGESC supervisory principal appointed by the Director of Compliance. AIGESC’s policy regarding employee privacy is in agreement with the AIG corporate policy. No AIGESC registered person may expect privacy when using the AIG corporate e-mail system.

Correspondence, sales literature and advertising sent via e-mail, internet or intranet must comply with the review, signoff and copy maintenance rules stated under Communication with the Public.

E-mail (including internal received from and sent to AIG personnel, and, external received from and send to recipients outside AIG) will be retained for three years. At this time, technology can capture and retain only internal AIG e-mail and incoming e-mail from an external source that is received by registered representatives working in a sales capacity. These registered sales representatives have been instructed to:

1.	Print and retain a copy of all outgoing solicitory e-mail sent prospective or current investors, and

2.	cc the appropriate AIGESC Compliance principal on the same e-mail to provide AIGESC Compliance with an e-mail for review, printing, and retention.

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This procedure will be followed until the technology is available to capture and retain e-mail going to recipients outside of AIG.

Registered representatives must be aware of the following guidelines:

•	Internet, Intranet and E-mail communication regarding securities products with current or prospective investors are subject to the rules of the NASD and must be supervised by review, signoff and retention (different retention methods may be used) by an appointed AIGESC supervisory principal.

•	AIGESC requires all registered representatives to maintain a printed copy of all electronic correspondence with current and/or prospective investors in accordance with NASD and SEC Rules. This includes a registered representative’s e-mail correspondence relating to the Firm’s business generated from the office using the AIG e-mail system or, in the even of an unforeseen emergency, at home.

•	Group e-mail is an identical electronic message sent to multiple individuals. The use of group e-mails is considered sales literature under NASD Conduct Rules and is subject to prior written approval by an appointed supervisory principal. Registered representatives are responsible for securing sign-off prior to use of this kind of material.

•	State registration requirements apply to a registered representative’s use of the Internet to conduct securities business. Internet communications may be read in all 50 states, the District of Columbia and Puerto Rico. Each state has its own registration requirements. Generally, solicitation of business in a state can trigger the requirement for registration and licensing. A registered representative may not send e-mails that solicit business in any state until his/her NASD registration(s) and state securities license(s) are complete.

•	Chat rooms are considered public forums and are subject to the NASD Conduct Rules and federal securities laws regarding radio and television public appearances. No AIGESC registered representative, while conducting AIGESC business, should participate in any chat room.

•	AIGESC registered representatives may not communicate with prospective or current investors via instant messaging.

•	Bulletin Boards postings are subject to NASD Conduct Rules. No AIGESC registered representatives should post materials related to conducting business on behalf of AIGESC.

•	Web sites are advertisements and are subject to all requirements of NASD Conduct Rules. No AIGESC Registered Representatives may

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utilize a web site to conduct AIGESC business unless an appointed supervisory principal has granted prior written approval.

•	In the event that AIGESC creates and maintains a web site with links to other web sites, AIGESC will exercise the same care in choosing links as AIGESC would in referring investors to any outside source for information. AIGESC will not maintain a link, nor authorize any registered representative to maintain a link, to a site that AIGESC knows or has reason to believe contains false or misleading information about products or services.

4.	Communications with the Public (Correspondence, Advertising, Sales Literature)

For AIGESC, “Communications with the Public” is not limited to retail investors and includes communications with all potential and current investors regardless of whether they are institutions, corporations, qualified institutional buyers, wealth individuals or retail investors. All communications are governed by the standards established by the SEC, NASD and state securities regulatory agencies. There are many different modes of communication including, but not limited to, the written word, verbal discussions, lectures, e-mail, the Intranet and Internet. In some cases it may not be absolutely clear whether a solicitation has occurred, especially when AIG affiliates or employees are the audience for certain information regarding variable life or variable annuity products. When a communication contains information about a product distributed by AIGESC (variable life, variable annuity product, AIG Money Market Fund, private placements, etc.), or a service where AIGESC acts as agent (securities lending) or sponsors registered representatives (collateral accounts), or acts a placement agent for a private placements, the material must be reviewed and approved prior to use by a specifically appointed supervisory principal. Registered representatives must be familiar with and comply with the Firm’s policies regarding Correspondence, Sales Literature and Advertising. Communications using the internet, intranet and e-mail for communication purposes are included in this section.

Advertising and Sales Literature - Approval Prior to Use

The NASD Rule 2210 requires that each item of advertising and sales literature shall be approved by signature or initial, prior to use or filing with the NASD, by a registered principal of the Firm. Records must be maintained for a period of three years from the date of each use reflecting the name(s) of the person(s) who prepared the materials and the name of the person approving and signing off on the material. Advertisements and sales literature concerning registered investment companies (including mutual funds, variable contracts and unit investment trusts) shall be filed with the NASD within 10 days of first use or publication. Appropriate files, review sheets and logs for

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this material must also be setup and maintained to reflect the names of individuals submitting and approving the material.

Advertising and sales literature materials used by registered representatives of AIGESC must

•	meet NASD standards stated in Rule 2210,

•	have a review cover sheet completed as is appropriate,

•	be reviewed and approved prior to use by an a specified supervisory principal,

•	be filed with the NASD within 10 days of first use, if required,

•	be entered into the Firm’s marketing materials log,

•	have a file established that contains the a final copy of the material.

This file is subject to NASD review. Appendix C contains a copy of the AIGESC Review Cover sheet.

The reviewing principal may offer suggestions and raise questions concerning the material submitted, but the business unit is responsible for the technical correctness and revision of the material submitted (e.g., performance results, relevant statistics, insurance costs). After noting changes on the submitted copy, the supervisory principal may require that a revised copy incorporating all changes be submitted. Materials will be filed with the NASD, as required, from the Home Office by the Director of Compliance. The supervisory principal assigned to each business unit is responsible for ensuring that the registered representatives under his/her supervision follow the Firm’s procedure.

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A. Correspondence

The term “correspondence” is defined by the NASD in Rule 2210 as “any written or electronic communications prepared for delivery to a single current or prospective investor and not for dissemination to multiple investors or the general public.”

The NASD revised the review requirements of written and electronic correspondence review in NASD Notice to Members 99-03. All incoming and outgoing written and electronic correspondence is subject to review, signoff and retention. This correspondence may be from prospective and current retail or institutional investors and should relate to AIGESC’s securities business. This material must the reviewed by an appointed supervisory principal, initialed, dated on a scheduled review cycle and copies must be appropriately maintained. This change in NASD requirements is aimed at preventing investor’s checks and complaints from getting misplaced and/ or lost.

OUTGOING CORRESPONDENCE: Prior to use, registered representatives are required to submit hard copies of outgoing solicitory correspondence (letters, faxes, e-mail) for securities products for review, approval sign-off and retention to a specifically appointed supervisory principal. The material should be submitted according to the AIGESC review procedure established in the business unit. Only the AIG corporate e-mail system may be used for correspondence with current or prospective investors.

INCOMING CORRESPONDENCE: Registered representatives must retain copies of incoming correspondence (letters, e-mail, faxes) from prospective or current investors when the content of the correspondence concerns the securities products distributed by AIGESC. This material must be submitted to a specifically appointed supervisory principal for review, signoff and retention just as outgoing correspondence on a cycle established in the business unit.

In accordance with NASD requirements and the e-mail policy of AIGESC, e-mail communications of registered representatives will be reviewed by an appointed supervisory principal on an ongoing, unannounced basis. When technology is not available to permit this, registered representatives will be responsible for printing copies of all incoming correspondence from current or prospective investors regarding securities products distributed by AIGESC. Registered representatives must submit such material to the appropriate supervisory principal according to the established review cycle established (e.g., weekly, bi-weekly). This material must be retained for three years according to the NASD’s record retention requirements. In order to accommodate different business units, the supervisory principals in each business area may, with approval of AIG ESC Compliance, establish a review cycle and retain the material in either client files or in a correspondence file, however, only one system of record retention may be followed by the business unit.

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Verbiage that is promissory, misleading, or unclear should be avoided. All correspondence should be clear and concise. Long and complicated dissertations concerning securities, methods of investing or general economic conditions could be construed as investment advice. Registered representatives must be certain that correspondence does not contain material that could be interpreted to be tax, legal, or accounting advice.

B. Advertising

The NASD defines “Advertisement” to mean material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, video-tape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media. Generally, there is very little control over the audience that will have access to the material.

All material should be submitted for review two weeks prior to use to allow for review, revision and resubmssion. Advertising materials that are required to be filed with the NASD will require additional time. Materials that will have a “high” visibility (e.g., television, radio, Wall Street Journal, New York Time) or are for a new product may require NASD review prior to use. It is important that marketing departments and AIGESC Compliance work out reasonable time schedules.

C. Sales Literature

The NASD defines “Sales Literature” as any written or electronic communication distributed or made generally available to investors or the public, which communication does not meet the foregoing definition of “advertisement”. When classifying materials as sales literature, it indicates that there is some degree of control exercised in determining the target audience. The same material may be advertising when placed in the Wall Street Journal but is sales literature when placed in a trade journal or sent only to existing policyholders.

Sales Literature includes but is not limited to items such as circular(s), research reports, market letters, performance reports or summaries, pamphlets, recruiting materials, published articles, and hypothetical illustrations.

Separate SEC and NASD requirements apply to variable contract performance data. Sales Literature is frequently filed with the NASD and will be filed from the AIGESC Home Office by the Director of Compliance.

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“Broker-Dealer Use Only” materials are usually seen as sales literature and are frequently materials received from a broker-dealer or mutual fund group. Depending on its use, the following disclosures should be placed on these materials in a conspicuous location: “For Broker-Dealer Use Only. Not For Public Distribution.” or “For Internal Use Only. Not for Public Distribution.” This material is not submitted to the NASD for review and frequently presents product information and educational materials for representatives. These materials must be reviewed prior to use by a specifically appointed AIGESC supervisory principal and must meet the NASD’s standards for completeness, correctness, accuracy and disclosure. Use of such materials with the public would violate NASD rules and Firm policy.

Recruiting ads must also comply with NASD requirements and must not contain exaggerated or unrealistic statements. Recruiting ads must be reviewed and approved prior to use and, depending on use, may need to be submitted to the NASD.

Common Elements of Correspondence, Advertising and Sales Literature

Investment Performance and Risks

Correspondence, sales literature and advertising should never represent or imply an assurance that an investor will receive a stable, continuous, dependable or liberal return or that the investor will receive any specified rate of return. It is, of course, impossible to foretell the future rate of return or performance of any investment and the Firm cannot represent or imply an assurance that investment objectives will be met. In no respect may past investment performance be projected into the future. Although no representations may be made with respect to future performance, the investment objectives of a product may be mentioned.

Marketing materials may not assure an investor that amount he/she invested will either grow or be preserved. Investment discussions must be accompanied by an explanation of the market risks that are inherent in any type of investment. All written communications, including investment performance figures that are sent to a broker or dealer or consultant with the understanding that the information will be used with potential investors in an attempt to sell the securities, is considered to be sales literature.

It should be noted that the use of mutual fund and subaccount performance figures is regulated very specifically by SEC and NASD rules. These rules specifically state how yields and total return figures must be calculated and presented. In addition to using this uniformly calculated yield or total return, performance data must be accompanied by uniformly calculated one, five, ten year or since inception average annual total return quotations. These total return quotations must be based on rolling twelve-month periods that are updated quarterly. If a mutual fund’s registration statement has been in effect for a period shorter than the required one, five, or ten year periods, the shorter time period and a since inception return must be substituted for the period(s) otherwise prescribed.

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References to Regulatory Authorities

While marketing materials may indicate that securities are subject to regulation and are registered under the Securities Act, the reference must not imply such regulation or registration involves the supervision of management, investment practices or policies, or approval by the SEC.

Charts and Tables

Charts and tables used must not be misleading especially when presenting performance information. Charts and tables are misleading if they appear to represent that the issuing companies past performance or investor experience will be repeated in the future. The use of charts and tables may also be misleading if certain sections of the chart are given greater prominence over other sections. NASD and SEC rules must be adhered to and, in all cases; the material must be reviewed and approved by an appointed supervisory principal prior to use.

Third-Party Materials

Third-party materials, such as newspaper and magazine articles or investment letters, cannot be used with investors or prospects until the materials have been pre-approved by the Firm’s Compliance Department. In addition, since use of materials from publications outside of the Firm without the written consent of the publisher is considered a violation of copyright law, no reproduction, in whole or in part, from any publication may be sent to investors without the prior written approval of the publisher. If any of these materials refer to a specific security, they may not be used without an accompanying prospectus.

Financial Planners and Registered Investment Advisors

The Firm does not offer financial planning or investment advisory services to retail or institutional investors. When joining AIGESC, registered representatives must disclose in writing to the AIGESC Director of Compliance, their affiliations (or their intentions to affiliate after joining AIGESC) with a financial planning and/or investment advisory entity outside of their employment with AIG. After AIG Compliance reviews the scope of the representatives’ proposed activities, the AIGESC Director of Compliance will issue a written statement granting approval or denial of the affiliation. Registered representatives involved in offering financial planning or investment advisory services must clearly disclose to their clients that such services are not offered through or by AIGESC.

Presentations /Speeches

Presentations and speeches given by a registered representative relating to the products distributed by or the business conducted by the Firm may not include promissory, exaggerated or flamboyant language, and unwarranted superlatives. A written copy of each presentation or speech used should be

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submitted for review and approval prior to use. Handouts or sales materials that may be used in presentations must also be reviewed and approved prior to use.

In certain circumstances it may be necessary for AIG Corporate Compliance to also review and approve the material included in such presentations thus requiring a longer time for review.

Communications with Members of the Press

No registered representative may communicate with a member of the press without the express prior approval of AIG Corporate Communications and AIGESC Director of Compliance. Press communications should be coordinated through the AIGESC Director of Compliance. No registered representative receiving an inquiry from the press should respond unless the matter has first been cleared by the Director of Compliance and AIG Corporate Compliance. Registered representatives should avoid even a “no comment” reply since this provides a sufficient basis for a story.

Cold Calling

Federal regulations have been established to eliminate unwanted telephone solicitations to residences and to regulate the use of automatic telephone dialing systems, pre-recorded or artificial voice messages and telephone facsimile machines.

These regulations limit “cold calls” to certain hours of the day, require the caller to identify him/her self and the Firm and require the Firm to compile, maintain and abide by Do-Not-Call lists.

The regulations do not include calls made to parties with whom the caller has an established business relationship and calls for which the caller has received a prior invitation or been granted permission to call. All “cold calling” activities must have prior written consent of the Firm’s Director of Compliance.

No registered representative may engage in cold-calling activities with private placement marketing activities

5.	Suitability

Institutional Investors

NASD Rule 2310 requires that in recommending a security transactions, a broker-dealer have reasonable grounds for believing that a recommendation is suitable for an investor on the basis of the facts, if any, disclosed by such investor as to his or her other security holdings and financial situation and

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needs. However, the rule excludes institutional investors and states that a non-institutional customer means a customer that does not qualify as an “institutional account” under Rule 3110(c)(4) which states, “For the purpose of this Rule and Rule 2310 the term ‘institutional accounts’ shall mean the account of:

(A)	a bank, savings, and loan association, insurance company, or registered investment company;

(B)	An investment adviser registered either with the Securities and Exchange Commission under Section 203 of the Investment Advisers Act of 1940 or with a state securities commission (or agency or office performing like functions);

(C)	any other entity (whether a natural person, corporation, partnership, trust, or otherwise) with total assets of at least $50 million.”

To provide guidance in the area of institutional suitability, the NASD has stated in IM 2310-3 that the two most important considerations in determining the scope of a broker-dealer’s suitability obligations in making recommendations to an institutional investor are:

(a)	the investor’s capability to evaluate investment risk independently; and

(b)	the extent to which a investor is exercising independent judgment in evaluating a member’s recommendation.

The capability determination above requires an assessment of the analytical resources available to the investor, not just the investor’s ability to withstand financial loss. The factors identified by the NASD as relevant include:

•	whether the investor utilized consultants, investment advisers and bank trust departments

•	the level of experience of the institutional investor in the financial markets, generally, and, in particular, with the type of security instrument involved

•	the investor’s ability to understand the security’s economic features

•	whether the investor can evaluate the impact of market developments on the security, and the complexity of the security

Other factors to consider are:

•	The relationship between the investor and the business unit’s registered personnel providing the services to be rendered by registered representatives

•	The investor’s pattern, if any, of accepting the recommendations presented in the past

•	The investor’s pattern, if any, of using the ideas, suggestions, market views and information obtained from other NASD members or market professionals, particularly those relating to the same type of security

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•	The extent to which the potential institutional investor has provided comprehensive portfolio information in connection with discussing recommended transactions or has withheld important information regarding its portfolio or investment objectives.

Institutional investor suitability must be examined on a case-by-case basis taking into consideration all of the facts and circumstances of a particular investor relationship assessed in the context of a particular transaction. The guidance of the NASD is more appropriately applied to an institutional investor with at least $10 million invested in securities in the aggregate in its portfolio and/or under management.

Registered representatives should be familiar with the NASD’s “Know Your Customer Rule,” also referred to as the “suitability” rule, which is discussed below. Each business unit conducting securities sales has requirements for required background information that must be collected and maintained in the business unit’s files prior to accepting an investor. These investor files are subject to review by AIGESC.

Sales contests or competitions are prohibited. Activities or programs that may in any way be interpreted as incenting a sale or rewarding behavior that may cause an unsuitable recommendation are also prohibited.

ERISA Considerations

Because many institutional investors may include pension funds, a registered representative should pay special attention to any applicable laws under the Employee Retirement Income Security Act (“ERISA”). In general, ERISA establishes extensive, detailed restrictions concerning the relationship between employee benefit plans and those who manage or provide services to those plans. ERISA determines what kind of services a broker-dealer can provide for a plan, how the securities transactions may and may not be effected, and establishes specific requirements for documenting transactions and reporting them to individuals responsible for administering the plan. ERISA even limits the circumstances under which a broker-dealer can receive a commission for effecting securities transactions for the plan.

AIGESC and its registered representatives are not permitted to act as a fiduciary for ERISA purposes.

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6.	Continuing Education

AIGESC’s continuing education policy consists of two parts, a Regulatory Element and a Firm Element. All registered representatives must complete the their NASDR Regulatory Element, Annual Firm Element Continuing Education and Annual Compliance Meeting requirements in order to maintain their registrations with AIGESC.

The Director of Compliance and a designated person will supervise completion of the NASD and Firm Element continuing education segments.

NASD Regulatory Element

The NASD Regulatory Element consists of periodic computer-based training on regulatory, compliance, ethical, and supervisory subjects and is administered by the NASDR through the Prometric Testing Centers. Registered representatives are required to complete the Regulatory Element on the second anniversary of their initial securities registration and every three years thereafter throughout their registered careers.

The following registered persons are required to participate in the Regulatory Element:

•	Persons registered 10 years or less as of July 1, 1998, as calculated from their initial securities registration date;

•	Persons registered as a principal or supervisor 10 years or less as of July 1, 1998, regardless of the amount of time they have been a registered person; and

•	Persons who were not previously required to participate in the Regulatory Element, but who become the subject of a significant disciplinary action. A significant disciplinary action is defined as any statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934; a suspension, or the imposition of a fine of $5000 or more for a violation of any provision of any securities law or regulation, or any agreement with or rule or standard of conduct of any securities self-regulatory organization, or as imposed by any such regulatory organization in connection with a disciplinary proceeding; or an order imposed as a sanction in a disciplinary action to re-enter the Continuing Education Program by any securities governmental agency or securities self-regulatory organization. A significant disciplinary action causes those who are grand-fathered from the Program to re-enter the Regulatory Element with an immediate session due within 120 days of the effective date of the significant disciplinary action, then on the second anniversary of this base date and every third year thereafter.

•	Persons registered for 10 years or more in their respective registrations as of July 1, 1998, will be graduated from the Regulatory Element.

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The Firm will receive an initial notice via the NASD Central Registration Depository (“CRD”) web site from the NASD 30 days before a representative’s anniversary date. Once notified, representatives may call the Prometrics Testing Center (800-578-6373) to schedule an appointment or the individual can schedule an appointment via the Internet at www.2test.com. Representatives should request the following sessions based on their registrations:

Series 6	106 Registered Representative Session

Series 7	101 Registered Representative Session

Series 26 & 24	201 Registered Principal Session

The AIGESC Compliance Department will notify representatives as soon as possible and, in most cases, a 120-day window will be available to complete the required session. The NASD allows 3 hours to complete these tutorials.

In the event that a registered representative does not complete the Regulatory Continuing Education session within the 120-day period, AIGESC may terminate the registered representative immediately.

Individual joining the Firm who have been coded “inactive” by the NASD may not carry out any activities that require registration until the NASDR CE “tutorial” has been completed. Between the date of joining the Firm and CE completion, the individual must keep a daily log reflecting his/her activities. The log should be discontinued and sent to the AIGESC Compliance Dept. when the individual is no longer coded as “inactive”.

Firm Element

The Firm Element consists of an annual, Firm developed training program designed to keep AIGESC Registered representatives current regarding product and compliance related topics. AIGESC will implement its Firm Element program by the following steps:

•	Analyze and evaluate training needs annually

•	Conduct an annual assessment to determine training needs

•	Evaluate the assessments to determine the content of the current Firm Element program

•	Deliver the Firm Element program annually

•	Facilitate fulfilling special continuing education needs as needed

Maintenance of Documents

The Director of Compliance will maintain the Firm’s continuing education documents in the Home Office. This will include data, data analysis, current Firm Element Continuing Education Plan, and records reflecting the courses completed by registered representatives.

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7.	AIGESC Privacy Policy

AIGESC intends to comply with the requirements of Regulation S-P as adopted by the Securities and Exchange Commission (SEC) on June 22, 2000.

Key Terms for Regulation S-P:

Consumer – an individual, or that person’s legal representative, who obtains or has obtained from a financial institution any “financial product or service” that is to be used primarily for personal, family or household purposes.” Trusts, corporations, partnerships, and employee benefit plans are not consumers for purposes of Reg S-P. At this time, AIGESC and its affiliates do not service “customers” as defined by Reg S-P.

Customer – a consumer who has a continuing relationship with the financial institution. Currently, AIGESC and its affiliates do not service retail customers who have continuing relationships with AIGESC or through its AIG affiliated companies.

Financial Product or Service – includes any financial product or service that a financial holding company could offer under the Graham-Leach-Bliley Act. This includes financial products or services incidental to all of the investment related activities in which a broker/dealer, fund or registered adviser might engage on behalf of its consumers or customers, including its evaluation of nonpublic personal information that it may collect in connection with a consumer’s request for such a product or service, even if that request intimately is rejected or withdrawn.

Nonpublic Personal Information – refers to information that is personally identifiable to a customer and information that a financial institution may maintain in its records. This may include but is not limited to brokerage account balances, securities holdings, annual income, bank records, and credit lines. It does not include information that is lawfully made available to the general public from federal, state and local government records, is widely distributed by the media, and information disclosed by the public pursuant to a requirement of federal state or local laws. AIGESC does not collect or share nonpublic personal information from investors or AIG affiliated companies.

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Affiliate – an affiliation that exists when one company controls, is controlled by or is under common control with another company. For example, American International Group, Inc. controls AIG Equity Sales Corp., however, AIGESC does not control AIG or other AIG member companies. At this time, AIGESC does not collect nonpublic personal information regarding retail consumers or customers. AIGESC does not share nonpublic personal information about consumers, customers or institutional investors with its affiliates or with non-affiliated third parties. AIGESC’s serves other AIG affiliate companies by providing broker/dealer services such as placement agent, distributor, and acting as the NASD member sponsoring the registration of registered representatives and branch locations.

AIGESC has no retail customers. The “customers” (or clients) of AIGESC are AIG member companies and currently includes AIG Capital Partners, AIG Capital Management, AIG Global Investment Corp., AIG Global Real Estate Investment Corp., and AIG Global Securities Lending Corp. (AIGESC has no “customers” as defined by Regulation S-P).

For purposes of Regulation S-P, AIGESC does not collect or share nonpublic, personal financial or medical information about its “customers” (AIG member companies) or about the “customers” of affiliated AIG member companies with affiliated or non-affiliated third parties.

If AIGESC should change the manner in which in conducts business in the future, and collect nonpublic personal financial information from “customers” as defined by Regulation S-P, it will not share nonpublic personal financial or medical information with its affiliates or nonaffiliated third parties. At that time, the current written policy will be revised. All actions necessary to fulfill Regulation S-P requirements, as it exists at that time will be taken.

Privacy Officer

The Director of Compliance will serve as the Privacy Officer for AIGESC.

8.	Anti-Money Laundering Policy and Procedures - April 24, 2002

What is Money Laundering?

Money laundering involves disguising financial assets produced through illegal activity (e.g., bank fraud, loan sharking, credit card fraud, illegal gambling, embezzlement, extortion, adult and child prostitution or pornography, drug trafficking, human trafficking, sale of illegal arms, funds of organized crime rings, illegal cross boarder transactions) so they can be used without detection

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of the illegal activity that produced them. Through money laundering, the financial assets are transformed into funds with an apparently legal source.

Anti-Money Laundering Policy and Procedures of AIG Equity Sales Corp.

Securities firms are subject to numerous statutory and regulatory requirements designed to assist the Federal Government in combating money laundering. On October 26, 2001, President George Bush signed in to law the USA PATRIOT Act of 2001 (Public Law 107-56) (the “Act”). Pursuant to the new requirements for securities firms stated in the Act, AIG Equity Sales Corp. (AIGESC, the “Firm”), a registered broker/dealer and member NASD, is required to establish an anti-money laundering policy and procedures consistent with the requirements of the Act.

Anti-Money Laundering Compliance Officer

AIGESC’s Director of Compliance, Martinnette J. Witrick, currently serves as the Firm’s Anti-Money Laundering Compliance Officer (“AMLCO”). The AMLCO also serves as the contact person for Suspicious Activity Reporting. If necessary, the AMLCO may affect AML responsibilities through AIGESC supervisory principals or other compliance officers located in affiliated AIG business units. The AMLCO will also update the AML Policy and Procedures as required over time. The AMLCO will be identified to the NASD and, if any changes occur in contact information, it will be reported to the NASD immediately. Contact information for the AMLCO is: Martinnette J. Witrick, Director of Compliance, Vice President, AIG Equity Sales Corp., 70 Pine Street, 17th Floor, New York, NY 10270, 212-770-9046 (telephone), 212-770-9093 (fax), Martinnette.witrick@aig.com.

Policy Statement:

AIGESC is committed to conducting all activities in compliance with the USA PATRIOT Act of 2001, the NADSR’s Rules on Anti-Money Laundering and American International Group, Inc.’s policy on Anti-Money Laundering. The Firm is committed to taking action to detect, deter and, if necessary, respond to money laundering activities by people and/or organizations seeking to misuse the products, services and registered personnel associated with AIGESC and affiliated AIG member companies using the services of AIGESC services by

(i)	developing an anti-money laundering policy and procedures,

(ii)	designating an Anti-Money Laundering Compliance Officer (AMLCO),

(iii)	providing and managing ongoing anti-money laundering training,

(iv)	using the services of an independent audit function to annually review the policy and procedures,

(v)	securing approval of the AIGESC Anti-Money Laundering Policy and Procedures by the AIGESC Board of Directors,

(vi)	maintaining all records pursuant to the current requirement of five years,

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(vii)	identifying the AMLCO by name, title, mailing address, e-mail address, telephone and fax numbers, and notifying the NASD promptly should the AMLCO, or any of the AMLCO’s contact information change.

AIGESC holds all registered representatives responsible for knowing and complying with NASD, AIGESC, and AIG compliance policies and procedures. Registered representatives are expected to report any suspicious activity as directed by AIGESC and/or their AIG affiliated business unit to the ALMCO. The ALMCO will immediately contact AIG Corporate Legal Compliance (Appendix 1- Suspicious Activity Report Form). Any misconduct or representations by AIGESC registered personnel that constitutes a breach or undermines the spirit of this policy may result in disciplinary actions (including dismissal for cause, suspension, termination of registrations, change in job assignment or responsibilities).

Procedures

As a broker/dealer registered with the Securities and Exchange Commission (SEC) and as a member of the National Association of Securities Dealers (NASD), AIGESC is fulfilling its responsibilities by establishing an anti-money laundering policy and corresponding procedures that apply to AIGESC registered personnel and the products distributed by AIGESC. The policies and procedures will be communicated via e-mail to all registered personnel. Future modifications of the current policy and/or procedures required in order to comply with regulatory changes, will also be communicated via e-mail.

Structure of AIGESC

AIGESC has a unique structure and relationship with its “clients”. The clients of AIGESC are other members companies of American International Group, Inc. (AIG) and currently includes AIG Capital Partners, AIG Capital Management, AIG Global Investment Corp., AIG Global Real Estate Investment Corp., AIG Global Securities Lending Corp., and AIG Funding. AIGESC has no retail or institutional “customers” and collects no “customer” information for purposes of Regulation S-P. Currently, AIGESC acts as placement agent for Regulation D private equity funds, real estate investment funds and a hedge fund. AIGESC provides broker-dealer services for a securities lending program and acts as sub-distributor for the AIG Money Market Fund. AIGESC has an established supervisory reporting system, OSJ, branch and non-registered branch office locations, and sponsors appropriate individuals for registration with the NASD and state securities licensing. The clients of the various AIG affiliated companies served by AIGESC are, generally, “qualified purchasers” such as large institutional investors or “qualified clients” or “accredited investors” such as sophisticated, high net-worth investors. At this time, AIGESC conducts no retail securities business of any kind.

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AIG EQUITY SALES CORP.	JANUARY 2004

Due to the unique structure of AIGESC and its relationship with affiliated AIG member companies, AIGESC will require each business unit served to develop, implement and monitor their unique Anti-Money Laundering Policy and Procedures. During branch reviews, AIGESC will reexamine an affiliate’s Anti-Money Laundering Policies and Procedures to ensure that they fulfill NASD requirements. Anti-money laundering policies and procedures must incorporate activities that satisfy NASD requirements including, but not limited to, verifying client identity upon account opening, monitoring new and existing accounts to detect, report and deal with situations that appear suspicious or indicative of potential money laundering activities, and record retention procedures.

AIGESC holds each registered representative responsible for

A.	knowing and complying with

i.	the anti-money laundering policy and procedures of AIGESC and the NASD,

ii.	the anti-money laundering policies and procedures of their business unit,

iii.	the anti-money laundering policy and procedures of American International Group, Inc.,

B.	participating in on-going training activities with AIGESC and/or their business unit,

C.	following appropriate “know your client” and “know the source of your client’s funds” due diligence activities,

D.	reporting suspicious activities to the appropriate Compliance area (see Appendix 1 – Suspicious Activity Report Form).

Due to the seriousness of the requirements of the new laws and regulations, AGESC will terminate NASD registrations and state securities licenses of registered representatives who do not comply with these requirements.

Each affiliated AIG business unit using the services provided by AIGESC will be responsible for the development and distribution of its Anti-Money Laundering Policy and Procedures to its personnel (this will include AIGESC registered representatives). AIGESC will conduct oversight during branch reviews to ensure that these policies and procedures are in place and capable of reasonable compliance with the requirements of the Act and NASD requirements. If the policies and procedures are not satisfactory upon examination, the business unit must immediately correct the situation in order to fulfill its obligations and protect all AIG member companies. AIGESC may reevaluate its association with any affiliated business unit if that business unit does not adequately comply with the requirements of the Act and the NASD. AIGESC will present ongoing anti-money laundering training to registered representatives in these business units and may present such training in concert with other business units.

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AIG EQUITY SALES CORP.	JANUARY 2004

Anti-Money Laundering Training

Through a variety of methods, including but not limited to reading this policy and procedures and attached materials, attendance at continuing education seminars presented by AIGESC or by AIGESC and/or an affiliated AIG business unit, completion of relevant on-line class material, attendance at video presentations, AIGESC will provide training for its registered representatives. As required, AIGESC will distribute lists such as the OFAC and the Financial Action Task Force List and assist as needed in the dissemination of current and relevant information to registered representatives and affiliated AIG business units. The AIGESC Anti-Money Laundering Policy and Procedures will be distributed to all registered personnel in non-registered and registered branches in December of 2003.

Suspicious Activity Reporting (SAR)

Registered personnel may not assist potential money-launders by “turning a blind eye” (“willful blindness”) to activities that are suspicious by allowing them to go seemingly unnoticed and/or unreported. Each registered representative is required to immediately report questionable conduct of a potential investor, a current investor or fellow registered representative to AIGESC by calling the AMLCO, M. Witrick (212-770-9046), or W. Josiah (212-770-5371), or the AIG Compliance Helpline (1-877-244-2210), or contacting the Compliance Officer within his/her business unit. The Suspicious Activity Report Form (see Exhibit 1), should be used to record as much basic information as possible prior to submitting the form to the AMLCO or alternative compliance professional. Any registered representative who knowingly fosters illegal conduct or who purposefully ignores plainly suspicious circumstances will be subject to inquiry and discipline, including termination of registrations and, possibly, termination of employment. Registered representatives must report suspicious activity to compliance professional but are not required to research, evaluate or conduct a final analysis of the situation. If a Suspicious Activity Report must be filed, it will be filed either by the AIGESC Compliance Department, an AIG Corporate Legal Compliance Officer of the affiliated AIG business unit, or by the AIG Legal Department. Anti-money Laundering responses to inquiries from the NASD, FinCEN, associated business units, AIG Internal Audit, etc. will generally be come from the AIG Corporate Legal Compliance Department. Registered Representative should seek the assistance of the AMLCO and never respond directly to such inquiries. The AMLCO will seek the assistance of AIG Legal and AIG Corporate Legal Compliance Departments prior to responding.

The private placement security products for which AIGESC is the placement agent do not involve the opening of an account with AIGESC, an AIG affiliate or opening a brokerage account with a clearing firm through AIGESC.

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AIG EQUITY SALES CORP.	JANUARY 2004

Investor’s funds are not accepted by AIGESC or by any of AIGESC registered personnel. The Bank Secrecy Act (BSA) facilitates tracing funds through the funds-transmittal process, which became effective May 28, 1996. NASD Notice to Members 97-13 is attached in (http://www.nasdr.com/pdf-text/9713ntm.pdf) for reference regarding BSA record keeping requirements. The illiquid nature of AIG private placement investments makes fund redemption extremely unlikely. If an investor contacts a registered representative to requests the redemption funds invested, the AMLCO should be contacted immediately. After the AMLCO, business unit and AIG Corporate Legal Compliance evaluate the situation, it may be necessary to quickly file a SARs report.

Independent Audit

Annually, the AMLCO will seek the review of AIG Corporate Legal Compliance Associate General Counsel to fulfill the independent audit requirement of the Act.

AIGESC Board of Directors’ Approval

Review and approval of the AIGESC Anti-Money Laundering Policy and Procedures was granted by the AIGESC Board of Directors on April 15, 2002. The Board of Directors will be updated at the semi-annual board meetings regarding new anti-money laundering issues and procedures, product, financials and other relevant matters.

FinCEN Reporting

On February 6, 2003, the Department of Treasury, and its bureau, the Financial Crimes Enforcement Network (FinCEN), lifted the moratorium on information requests issued under Section 314(a) of the PATRIOT Act of 2001 which was announced on November 26, 2002 (see NASD Notice to Members 02-80 http://www.nasdr.com/pdf-text/0280ntm.pdf ). Beginning the week of February 17, 2003, FinCEN will distribute Section 314(a) requests via e-mail every two weeks, unless otherwise noted. AIGESC will distribute these requests to specifically appointed individual in business units where it is necessary to conduct a “matching” against current investor lists (currently AIGGIC, AIG Funding, Inc., AIG Global Real Estate Investment Corp., AIG Securities Lending, AIG Capital Partners and AIG Healthcare Partners). These specifically appointed individuals will respond via e-mail to the Director of Compliance evidencing his/her review by noting whether or not a match has occurred. If no match occurs, no further action is required. If a match occurs, the AMLCO will immediately contact the AIG Corporate Legal Department and appropriate reporting will follow. Each appointed reviewer will be reminded from time-to-time that it cannot be divulged to anyone that FinCEN has requested or obtained information on specific names. Revealing such information could impede a FinCEN investigation.

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AIG EQUITY SALES CORP.	JANUARY 2004

Customer/ Institutional Investor Identification and Verification

Prior to investing, the following information should be collected for all investors by the AIG affiliated entity (for any person, entity or organization making an investment):

Name

Date of Birth (for an individual)

Address (physical location)

Principal place of business, local office or physical location (e.g., for a corporation, partnership, or trust)

Identification number (e.g., TIN, Passport number and country of issuance, alien identification card number, the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard). Follow-up procedures must be pursued if an investor has applied for but has not yet received a taxpayer identification number to ensure that complete information has been collected. If an investor is a foreign business or enterprise that does not have an identification number, an alternative government-issued documentation certifying the existence of the business or enterprise

If the potential or existing investor either refuses to provide the information described above when requested, or appears to have intentionally provided misleading information, the AIG affiliate may elect to withdraw the opportunity to invest after considering the risks involved. If such a situation arises, the AMLCO should be notified to determine whether a SARs report should be filed or the situation should be reported to FinCEN.

In order to ensure that the true identity of the investor has been documented, investors may be identified through documentary evidence, non-documentary evidence, or both. Customer records of investor identification must be maintained for five years after the “account” or investment has been closed. These documents are subject to branch review.

AIGESC prohibits establishing, maintaining, administering or managing correspondent accounts for unregulated foreign shell banks (see italics below). If a potential investor approaches a registered representative seeking a correspondent account with an unregulated foreign shell bank, the AMLCO or AIG Corporate Legal Compliance should be contacted immediately. No information should be given to the prospective investor regarding reporting this information to either Compliance contact.

A “foreign bank” is any bank organized under foreign law or an agency, branch or office of a bank located outside the U.S. An unregulated foreign shell banks are foreign banks without a physical presence in any country that, and ultimately, are not subject to supervision by the banking authority of any country. The prohibition does not include foreign shell banks that are affiliates

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AIG EQUITY SALES CORP.	JANUARY 2004

of a depository institution, credit union, or foreign bank that maintains a physical presence in the U.S. or a foreign country and are subject to supervision by a banking authority in the country regulating that affiliated depository institution, credit union or foreign bank.

Checking the Office of Foreign Assets Control (“OFAC”) List

Before opening an account, and on an ongoing basis, AIG affiliates will check to ensure that an investor does not appear on Treasury’s OFAC “Specifically Designated Nationals and Blocked Persons” List (SDN List) ( OFAC Web site at www.treas.gov/ofac; this is also available through an automated search tool at www.nasdr.com/money.asp) and is not from, or engaging in transaction with people or entities from, embargoed countries and regions listed on the OFAC Web Site.

iFACS, the Thompson Financial search tool, is currently available to all AIG affiliates to assist in completing the OFAC search on the SDN List. For access to and a tutorial regarding how to use iFACS, please contact the AMLCO at 212-770-9046. The iFACS list is an enhanced version of the OFAC SDN list in that it includes the following:

The Central Intelligence (CIA) Chiefs of State & Cabinet Members Publication

Atlases

Gazetters

Foreign Language Dictionaries

Translators

Thompson Financial Product’s Global Banking Database

Country Brochures

Bank Identification Code/CHIPS Universal Identification Lists

AIG has also purchased 19 additional lists that are searched when using iFACS (the TFP’s Global WatchList). These lists include:

AUSTRAC List

Bank of England List

BIS Denied Persons List

Central Bank of Ireland Warning Notices List

European Union List

FATF Non-cooperative Countries (Money Laundering) List

FBI Most Wanted Fugitives List

Government Officials List

Government of Canada OSFI List

Hong Kong Monetary Authority List

Interpol Wanted Fugitives List

Monetary Authority of Singapore List

OCC Unauthorized Offshore Shell Banks List

OECD Tax Haven List

OSFI Cumulative Warning List (Canada)

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AIG EQUITY SALES CORP.	JANUARY 2004

United Nations Sanctions List

U.S. Marshals List

World Bank Debarred List

Worldwide Government Officials List

An updated list and definitions of the above entities can be obtained contacting the AMLCO at the above number.

If a match is made when searching the iFACS List, the AMLCO or AIG Corporate Legal Compliance (Sandra Bograd, 212-770-6445) should be contacted immediately.

“Red Flags”

Registered representatives may note that potential investors are somewhat uneasy about anti-money laundering checking and procedures. The following behaviours should be noted and immediately reported to the AMLCO or AIG Corporate Legal Compliance:

•	The customer exhibits unusual concerns about compliance with government reporting requirements and AML policies or is reluctant or refuses to reveal any information concerning business activities, or furnishes unusual or suspicious identification or business documents.

•	The information provided by the potential investor to identify a legitimate source for funds are false, misleading or substantially incorrect.

•	The potential investor exhibits a lack of concern regarding risks, commissions, or other transaction costs.

•	The potential investor has difficulty describing the nature of his/her business or lacks general knowledge of his/her industry.

•	For no apparent reason, the potential investor has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers.

•	The potential investor is from, or has accounts in a country identified as a non-cooperative country or territory by the FATF.

Registered representative may simply have a “gut feeling” about a potential investor. This should not be ignored and should be reported to the AMLO or AIG Corporate Legal Compliance.

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AIG EQUITY SALES CORP.	JANUARY 2004

Additional Areas of Risk

AIGESC will review the all areas of its business to identify potential money laundering risks that may not be covered in the procedures described previously. As necessary, the AML policy will be updated and changes will be communicated to the Board of Directors and registered representative force. AIGESC is committed to conducting all activities in compliance the USA Patriot Act of 2001, the NASDR’s Rules on Anti-Money Laundering and American International Group, Inc.’s policy on Anti-Money Laundering.

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AIG EQUITY SALES CORP.	JANUARY 2004

EXHIBIT 1

SUSPICIOUS ACTIVITY REPORT

Registered Representative’s Name (print)

Name of client

Country of incorporation/origin

Type of client (please check relevant category/ies):

☐ corporate	☐ partnership	☐ bank	☐ other

☐ pension fund	☐ head office	☐ branch	☐ unit trust

☐ individual	☐ charity	☐ financial services

1. Name of client contact

Position of contract

Address of client

Telephone Facsimile

2.	Is the client an existing client?

☐ Yes ☐ No

Please provide all available identification information.

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3.	Suspicion aroused or knowledge gained during identification procedure:

(a)	How was the client introduced to AIG Business Unit?

(b)	Is verification of identity complete?

(c)	Has obtaining verification of the client’s identity been unusually difficult (check appropriate box)?

❑ Yes ❑ No

If yes, please specify how:

4.	Please detail in the space below your knowledge or suspicion(s) of money laundering, why you are suspicious and any other relevant information. Please give as much information as possible using the examples of suspicious transactions as a guide.

Signature of Registered Representative                                                                                                          Date

Signature of AIGESC AMLCO                                                                                                                          Date

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AIG EQUITY SALES CORP.	JANUARY 2004

EXHIBIT 2

AIG Equity Sales Corp.

SAMPLE Anti-Money Laundering Investor Identification Due Diligence Checklist

1.	Investor Information for Individuals

Name:

Date and place of birth:

Social Security number (if applicable):	Marital status:

Nationality:	Passport or other ID#:

Residential Address:

Home phone:	Home email address:

Mailing address (if different from residential address):

Occupation:

Employer & Address:

Business phone:	Business email address:

Financial qualification:

Name of wiring bank:

Source of funds:

Investment experience:

Investment objective:

Description of documents obtained during Investor Identification Procedures:

Personal/bank references:

Introduced by:

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AIG EQUITY SALES CORP.	JANUARY 2004

2.	Investor Information for Corporations, Partnerships, Trusts and Other Legal Entities

Name of entity:

Tax ID# (if applicable):

Principal business address:

Name of primary contact:

Phone number of primary contact:	Email address of primary contact:

Name of secondary contact:

Phone number of secondary contact:	Email address of secondary contact:

Other locations:

Ownership of entity: (privately held* or public)

Legal form of entity:

Jurisdiction of formation of entity:

Description of business:

Name of wiring bank:

Source of funds:

Investment experience:

Investment objective:

Names of Authorized Signatories:

Description of documents obtained during Investor Identification Procedures:

Bank references:

Introduced by:

Name and title of controlling person(s) or entities:

*	If privately held, list the names of holders of 25% or more ownership interest.

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Internal due diligence:

Check website of Office of Foreign Assets Control

http://www.nasdr.com/1200-ofac.asp

http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf

❑ Yes ❑ No

If yes, describe:

Check Internet

❑ Yes ❑ No

Comments regarding information found:

Senior Political Figure

❑ Yes ❑ No

If yes, describe:

Shell bank (U.S.?) (Shell foreign bank) (Foreign Bank – Correspondent Account)

❑ Yes ❑ No

If yes, describe:

Certification for Intermediaries

❑ Yes ❑ No

Financial Action Task Force on Money Laundering Compliant Jurisdiction

(www.oecd.org/fatf)

❑ Yes ❑ No

If yes, describe:

Check FinCEN high-risk country or organization

www.treas.gov/fincen/

❑ Yes ❑ No

If yes, describe:

Copy of AML procedures for Intermediaries

❑ Yes ❑ No

Investment is ❑ Accepted ❑ Rejected

Reason:

Employee	Date

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AIG EQUITY SALES CORP.	JANUARY 2004

IV.	SPECIFIC SECURITIES POLICIES

1.	Private Placements Under Regulation D

General Overview:

Section 5 of the 1933 Securities Act requires registration for any sale by any person of any security unless Section 3 or Section 4 specifically exempts it from the registration provisions. Section 3(a)(2)-(8) and Section 3 (c) exempt certain kinds of securities from the registration requirements. Section 3(a) (1), (9) and (10) and (11) and Section 3 (b) and Section 4 exempt securities, which are sold in certain kinds of transactions. Probably the most important exemption for corporate issuers wishing to raise money without registration is the exemption of Section 4(2). Section 4(2) of the 1933 Securities Act exempts from the registration and prospectus delivery requirements of Section 5 all “transactions by an issuer not involving any public offering.” This is the so-called “private offering” or “private placement” exemption. Regulation D is the SEC’s current set of rules that govern private placements by issuers.

Rule 501 of Regulation D defines key terms such as “accredited investor.” Rule 502 sets forth general conditions to the exemption, such as integration of other transactions, requirements for the furnishing of special information, a prohibition of “any form of general solicitation or general advertising” and a requirement that the issuer “exercise reasonable care to assure that the purchasers of the securities are not underwriters” (together with a specification of actions that will establish such reasonable care). Rule 503 provides for a public notice of sales in reliance on the exemption. Specifically, Rule 503 requires an issuer selling securities in reliance on Regulation D to file with the SEC five copies of a notice on Form D no later than 15 days after the first sale of the securities. Rules 504 and 505 provide exemptions from registration under Section 3(b) of the 1933 Act rather than Section 4(2). Rules 504 and 505 are useful to small businesses and relate to offerings of securities not exceeding $1 million and $5 million, respectively.

Rule 506 (b) (2) limits the number of purchasers to 35. On the other hand, Rule 501 (c) (1) (iv) excludes for purposes of “calculating the number of purchasers under Rule 506 (b) any purchaser who is an accredited investor.

The term “accredited investor” is broadly defined to include almost every type of institution that participates in the private placement market, as well as individual investors with substantial income or large net worth. Thus, the term includes:

•	any natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of such person’s purchase exceeds $1,000,000

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•	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

•	any director, executive officer or general partner of the Fund or any director,

•	any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity

•	any broker or dealer registered pursuant to Section 15 of the Exchange Act;

•	any insurance company as defined in Section 2(13) of the Securities Act;

•	any investment company registered under the Investment Company Act or business development company as defined in Section 2(a)(48) of the Investment Company Act;

•	any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

•	any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000

•	any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, a savings and loan association, an insurance company or a registered investment adviser, (b) the employee benefit plan has total assets in excess of $5,000,000, or (c) in the case of a self-directed plan, investment decisions made solely by persons who are accredited investors

•	any private business development company as defined in Section 202(a)(22) of the Advisers Act

•	any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

•	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment, and

•	any entity in which all of the equity owners (e.g., partners, shareholders) are accredited investors pursuant to the bullet points above

If an offering is to be made in reliance upon Regulation D, then Rule 502 (c) requires that “neither the issuer nor any person acting on its behalf” may offer or sell the securities by any form of “general solicitation or general advertising.” The Rule defines prohibited activities as including, but not as

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AIG EQUITY SALES CORP.	JANUARY 2004

limited to, advertisements, articles, notices or other communication published in newspapers, magazines or similar media or broadcast over television or radio. It also includes any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

AIGESC as Placement Agent in the United States

AIGESC acts as placement agent in the United States for private placement products of AIG affiliated companies. AIGESC Home Office Compliance, in the capacity of Placement Agent, is responsible for providing review and final approval sign off of the private placement memorandum (PPM), term sheet, and initial “flipbook” or presentation book. Subsequent PPM modifications, e.g., stickers, updates, must also be reviewed and approved by AIGESC Compliance as placement agent.

AIGESC’s Policies Regarding Distribution of Private Placements

Supervisory principals and the registered representatives they supervise are expected to make every effort to know and follow the unique compliance procedures established to fulfill the compliance requirements of their business unit.

Based upon the foregoing general discussion of the applicable securities laws relating to private placements, registered representatives must abide by the following Firm policies when distributing private placements:

•	Before delivering the Offering Memorandum, Subscription Agreement and other offering Materials (together, “the Offering Materials”) to a prospective investor, registered representatives delivering such materials should determine that such an investor qualifies as an accredited investor within the meaning of the Rule.

•	Before delivering Offering Materials, registered representatives should determine if the private placement interest is suitable for the prospective investor.

•	In making suitability determinations, all registered representatives should refer to the section in this manual that discusses institutional suitability in detail.

•	When forwarding the Offering Materials to the prospective investor, registered representatives should stress that if the investor decides not to purchase a private placement interest, all of the Offering Materials should promptly be returned.

•	Registered representatives distributing private placement interests, who are employees of another AIG affiliated company, must use AIGESC business cards and stationary in connection with any marketing activities relating to the private placement.

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AIG EQUITY SALES CORP.	JANUARY 2004

•	Supervisory principals and registered representatives should ensure that all applicable state laws regarding private placements are complied with. Special attention should be given to ensure compliance with all Blue Sky requirements.

•	Supervisory principals and registered representatives should follow the compliance procedures of their business unit in creating and maintaining a record of all prospective investors to whom they sent Offering Materials, as well as a record of which investors purchased such private placement interests and which investors declined to purchase such private placements interests and sent back the Offering Materials.

•	Supervisory principals and registered representatives should follow the compliance procedures of their business unit and maintain a correspondence log and files in connection with all materials mailed to prospective investors in accordance with the correspondence policies of the Firm discussed within this manual.

•	Registered representatives should ensure that each prospective investor has had sufficient time to review the relevant Offering Materials prior to making a decision to purchase a private placement interest. Prospective investors may not rely on information from any source except the Offering Materials in evaluating the risks and the merits of a private placement interest.

Registered representative should abide by the following guidelines:

Permissible Marketing Activities:

•	Private placement interests may be marketed to prospective investors

(a)	with whom there is a pre-existing business relationship with AIG or the placement agent, and

(b)	who are reasonably believed to be accredited investors for whom the private placement interests would be a suitable investment.

•	Even in the absence of a pre-existing business relationship, private placement interests may be marketed in one-on-one presentations to a limited number of institutional investors (e.g., large pension plans) that have an established history of investing in private investment funds and have expressed an interest in the asset class being offered.

•	Unsolicited inquiries initiated by a prospective investor regarding AIG products in the applicable asset category may be responded to, even if there is no pre-existing business relationship with such prospective investor, so long as the prospective investor is an institutional investor that has an established history of investing in private investment funds and has expressed an interest in the asset class being offered.

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AIG EQUITY SALES CORP.	JANUARY 2004

Contacts with the prospective investors referred to in the three bullet points above may be made by mail (with a letter addressed individually to the person being contacted), at one-on-one meetings, or at seminars or dinners organized specifically for and attended only by such persons.

Prohibited Marketing Activities:

Private placement interests may not be marketed to prospective investors who do not meet the guidelines outlined above.

Private placement interests may not be marketed at a conference, seminar, dinner or other group meeting organized by anyone other than the private investment fund (“Fund”) or its placement agent(s).

Private placement interests may not be marketed at any conference, seminar, dinner or other group meeting organized by the Fund or its placement agent(s) if any person attending does not fall within the category of prospective investors to whom private placement interests can be marketed as outlined above.

Private placement interests may not be marketed by way of any advertisement, article, notice or other communication published in any newspaper, magazine or other media, or broadcast over television or radio, or disseminated over the internet.

There should be no press releases, press conferences, publicity or attempts to obtain media coverage mentioning an offering of private placement interests. Any press releases or other public documents or statements mentioning AIG’s private equity/private fund business should be reviewed by counsel to ensure that they do not contain statements that might be construed as an attempt to “hype” or condition the market for private placement interests (e.g., disclosure of prior fund performance data) or otherwise publicly solicit interest in investing in a Fund.

Inquiries from reporters regarding an offering of private placement interests should be met with a “no comment” response.

Offering Materials may not be provided to any member of the press.

2.	Variable Annuities and Variable Life Products:

The offer and sale of variable annuities and variable life products are governed by both federal and state securities laws, NASD rules, as well as state insurance laws. AIGESC is involved in the distribution of variable annuities and variable life products for AIG Life companies and is subject to federal and state securities laws, and the NASD Rules. The following policies and procedures

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AIG EQUITY SALES CORP.	JANUARY 2004

must be followed by all registered representatives in connection with the distribution of variable annuities and variable life products.

AIGESC will not participate in the distribution of any annuity product if the purchase payment includes a sales charge, which is excessive:

•	In contracts providing for multiple payments, no sales charge stated in the prospectus shall exceed 8.5% of the total payments to be made thereon as of the date not later than the end of the twelfth year of such payments, provided that if a contract be issued for any stipulated shorter payment period, the sales charge under such contract shall not exceed 8.5% of the total payments there under for such period.

•	In contracts providing for single payments, sales charges set forth in the prospectus must set forth a scale of reducing sales charges related to the amount of the purchase payment which is not greater than the following schedule: First $25,000-8.5% of purchase payment; Next $25,000-7.5 % of purchase payment; Over $50,000-6.5% of purchase payment.

•	Under contracts where sales charges and other deductions for purchase payments are not stated separately in the prospectus the total deductions from purchase payments (excluding those for insurance premiums and premium taxes) shall be treated as a sales charge and will follow the guidelines set above for multiple and single payment contracts.

All Selling Agreements will be reviewed and signed by an officer of the Firm, and all Selling Agreements will be properly maintained.

AIGESC will not accept compensation from anyone other than the AIG Life companies in connection with the distribution of variable annuity and variable life insurance contracts.

When applicable, AIGESC will not take or permit a registered representative to receive non-cash compensation in connection with the distribution or sale of a variable annuity or variable life insurance contract except in compliance with NASD Rules regarding such compensation (see Notice to Members 98-75).

AIGESC will create and maintain records, when appropriate, describing compensations received in connection with the distribution of variable annuity and variable life insurance contracts.

All sales materials and broker/dealer only materials must reviewed prior to use for compliance with federal and state securities laws and NASD Rules by the Director of Compliance or a duly designated person.

Materials requiring filing with the NASDR Advertising Department will be submitted to the NASDR by the Director of Compliance.

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The Director of Compliance will maintain a log of all variable annuities and variable life product materials reviewed by AIGESC.

All advertisements materials and sales literature must adhere to by the following rules:

•	Communications must clearly describe the product as either a variable life insurance policy or a variable annuity.

•	Presentations regarding liquidity or ease of access to investment values must be balanced by clear language describing the negative impact of early redemptions.

•	With regard to variable life insurance policies, all discussions of loans and withdrawals must explain their impact on cash values and death benefits.

•	In the event that either the variable life insurance or variable annuity provide a specific guarantee (a minimum death benefit or a schedule of payments) the relative safety of this guarantee must not be overemphasized or exaggerated.

•	There may not be any representation or implication that that a guarantee applies to the investment return or principal value of the separate account.

•	There may not be any representation that an insurance company’s financial ratings apply to the separate account.

•	Historical performance of a particular fund that predates the fund’s inclusion into the variable life insurance or variable annuity investment option choices can be included in advertisement or sales literature only if there were no significant changes to the fund at the time or after it became part of the variable product investment choices.

•	No communications may include performance of an existing fund for the purposes of promoting investment in a similar, but new, investment option available in a variable contract (i.e., a clone fund or model fund).

•	A presentation of historical performance must include all elements of return and deduct applicable charges and expenses.

•	If a comparison of investment products is used, it must be a clear and well-balanced presentation including any material differences between the subjects of comparison. At a minimum, the following factors should be included to make a comparison fair: investment objectives, sales and management fees, liquidity, safety, guarantees or insurance, fluctuation of principal and or return, tax features.

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•	All advertisements and sales literature containing an investment company ranking must disclose that the past performance is no guarantee of future results.

•	If a ranking which reflects the relative performance of the separate account or the underlying investment option is included in advertisements and sales literature it must comply with the following NASD guidelines:

•	a headline or prominent statement must not state or imply that an investment company is the best performer in a category unless it is actually ranked first in the category;

•	a disclosure must appear near in proximity to the ranking stating the total number of investment companies in the category, the name of the category and the period on which the ranking is based (i.e., the length of the period and the ending date);

•	all advertisements and sales literature containing a ranking must disclose the following with respect to the ranking: the name of the category (i.e., growth);the number of investment company in that category, the name of the ranking entity, the length of the period and the ending date, or the first day of the period and the ending date, the criteria on which the ranking is based;

•	for investment companies which assess front-end sales loads, whether the ranking takes into account sales charges, if the ranking is based upon the total return or SEC standardized yield, fees have been waived or expenses advanced during the period on which the ranking is based, and the waiver or advancement had a material effect on the total return or yield for that period, a statement to that effect and the publisher of the ranking data;

•	if the ranking consists of a symbol rather than a number the advertisement or sales literature must disclose the meaning of the symbol (e.g. a four star ranking indicates that the fund is in the top 30% of all investment companies);

•	Communications on behalf of a variable life insurance product must not emphasize the investment features of the product; there must be adequate focus and explanation of the product’s life insurance features.

•	Any hypothetical illustrations using assumed rates of return that demonstrates the way a variable life insurance operates, must not project or predict investment results. The methodology and format of the hypothetical illustrations must be modeled after the required illustrations in the prospectus.

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•	An illustration may not use any combination of assumed investment returns exceeding a gross rate of 12%. Even though 12% is allowable, the maximum rate illustrated must be reasonable and take into consideration current market conditions and the available investment options.

•	One of the returns in the illustration must be a 0% gross rate.

•	The illustration must reflect the maximum mortality and expense charges associated with the policy for each assumed rate of return.

•	Preceding an illustration there must be a prominent explanation that the purpose of the illustration is to show how the performance of the underlying investment accounts would affect the policy cash value and death benefit.

•	The illustration explanation must state that the illustration is hypothetical and may not be used to project or predict investment results for a specific product.

3.	Insurance Collateral Accounts

AIGESC registered representatives will assist AIG insurance companies establish collateral accounts for institutional customers that are required to maintain cash collateral in connection with insurance policies purchased through various AIG companies.

Collateral accounts will be evaluated on a case-by-case basis by a registered representative to accommodate the needs of AIG and the investor.

At this time, these AIGESC registered representatives may assist the institution required to establish such a collateral account by opening a brokerage account at US Clearing (US Clearing acting as the clearing agent). The registered representatives may place trades as required and maintain a sales log to track these transactions. The log will be reviewed and signed by the Director of Compliance on an established basis (e.g., monthly). Collateral accounts may also be opened at other brokerage firms if directed by the policy owner and approved by the AIG Insurance affiliate company. A sales log would also be maintained and reviewed as stated previously.

Collateral accounts may be established with certain money market funds and/or the AIG Money Market Fund. These collateral accounts will be evaluated on a case-by-case basis in order to accommodate the needs of the policy owner and the AIG affiliate insurance company.

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4.	Securities Lending Program

Overview of Securities Lending

In general, a securities lending program involves a lender, often a large institution such as an insurance company, a private or public pension fund, a mutual fund, an endowment fund or a foundation, which loans its securities to an institutional borrower such as a broker-dealer, commercial bank, arbitrageur or hedge fund. The borrower may desire to borrow the securities to avoid a settlement failure, to facilitate trading strategies that involve short selling, or to finance their inventory. Institutions lend their securities as a means of earning additional returns on their portfolios. Lenders receive collateral in exchange for the securities they loan for the period the securities are out on loan. Collateral is often provided in cash, and in some instances securities and letters of credit.

A borrower provides a lender with collateral at least equal to 102% of the market value of the securities on loan. Collateral adequacy is maintained by means of a daily adjustment process referred to as “mark to market.” If the market value of the loaned securities increases and that of the collateral does not increase equally, a borrower is required to furnish additional collateral to the lender. On the other hand, if the market value of the loaned securities decreases and the collateral value exceeds that of the borrowed securities, the borrower can request the return of the excess collateral from the lender.

AIG Global Securities Lending Corp.

AIG Global Securities Lending Corp. (AIGGSL) engages in a securities lending program solely in an agency capacity as it is defined in the Securities Exchange Act of 1934. The AIGGSL securities lending program will be operated from a AIGESC registered branch office located at 175 Water Street, 26th Floor, New York, New York 10038 and will be supervised by Peter Adamczyk, the Branch Manager (see Appendix A for additional details). AIGGSL’s global procedures are maintained in a centrally located directory in New York, are incorporated into this manual by reference and are available for review at:

http://access45/globalinv/

a) Click on Departments

b) Click on Global Securities Lending

c) Click on AIGGSL Global Procedures

d) Click on AIGGSL New York Procedures

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5.	Commercial Paper Program 3(a) 3 and 4(2)

Commercial paper is short-term unsecured debt issued in the form of promissory notes and sold as an alternative to borrowing from banks or other institutions. The paper is usually sold to other companies that invest in short-term money market instruments. Commercial paper maturities range from one day to nine months. Proceeds are typically used for current transactions. The notes are exempt from registration as securities with the United States Securities and Exchange Commission. Extendible Commercial Notes (4(2) ECN Note) are also available.

AIG Funding, Inc. (“Funding”) is responsible for the sale of commercial paper for American International Group, Inc. (“AIG”) and AIG member companies (currently this includes AIG Funding, Inc., American General Finance Inc., American General Finance Corp. and Commo LoCo). Commercial paper is issued directly to accredited institutional investors to provide financing for short and intermediate funding needs. The purpose of this compliance policies and procedures manual is to provide AIG Funding, Inc. personnel, in particular the AIG Funding Institutional Sales Group (“ISG”), with a basics business conduct standards guide. This manual does not constitute a complete statement of either the federal securities laws in connection with trading commercial paper or AIG Funding, Inc. policies. Violations may result in disciplinary action, including termination. Questions regarding the interpretation or application of the laws, regulations, policies and procedures set forth in this manual should be directed to AIG Funding management, AIGESC Compliance or AIG Legal Department.

Commercial paper issued by AIG member companies are unsecured notes (“Notes”) ranking pari passu with each member’s unsubordinated and unsecured indebtedness. Currently, Funding makes available Notes issued by Funding, American General Corporation (“AGC”), American General Finance Corp. (“AGFC”), American General Finance Inc. (“AGFI”), and Commo LoCo (“CLCI”) (a subsidiary of American General Finance Corp.)

The two type of Commercial Paper available through Funding are:

1.	3(a)(3) Notes that are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(3). The 3(a)(3) Notes will be freely transferable. The 3(a)(3) Notes must be (1) prime quality negotiable commercial paper, (2) have a maturity at the time of issuance of not exceeding 270 days, and (3) not be of the type purchased by the general public. In addition proceeds from the issuance of the Notes must be used for current transactions.

2.

Extendible Commercial Notes (“ECN Notes”) are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2). The ECN Notes are senior unsecured promissory Notes offered to a limited number of “Accredited Investors” within the meaning of The Securities Act of 1933, pursuant to Regulation D. ECN Notes may

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be used for current transactions but are not required to be used for current transactions. The ECN Notes will have an initial redemption date not more than 90 days from date of issue. The final maturity date will be 390 days from date of issue. ECN Notes will only be offered by AIG Funding, Inc. and American General Finance Corp.

AIG Equity Sales Corp. (AIGESC), member NASD, will act as placement agent for all commercial paper offered. Only AIG Funding ISG personnel who are appropriately Series 7 registered and state securities licensed through AIG Equity Sales Corp. (AIGESC) will sell commercial paper. AIG Funding’s trading floor, operations and staff are located at 72 Wall Street, 10th Floor, a registered branch of AIGESC. AIGESC will not hold investors’ funds or securities, nor have any involvement in the settlement and clearance arrangements for transactions resulting from sales of commercial paper.

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V.	PROHIBITED SALES TRANSACTIONS

1.	Private Securities Transactions (“Selling Away”)

The Firm has a definitive obligation to supervise the activities of its registered representatives and they have a corresponding obligation to limit their securities-related activities to those approved by the Firm.

All securities transactions not effected through the Firm, including direct participation programs, unregistered private placements, and limited offerings of securities (but excluding personal transactions in investment company securities and variable insurance contracts), must be approved in writing by the Director of Compliance prior to any involvement by a registered representative. This rule is applicable to all securities transactions regardless of whether or not compensation is received and regardless of the capacity in which the registered representative is acting in such transaction.

Sometimes it is difficult to know whether a transaction involves a security. In such cases, a registered representative should confer with the Director of Compliance. Failure to receive written approval for private securities transactions will subject the registered representative open to charges that he/she has violated federal securities laws or regulations even if he/she has acted on the advice of his/her own legal counsel.

The NASD has assessed substantial fines and taken other disciplinary actions against registered representatives for participating in private securities transactions without proper approval of their broker-dealer.

2.	Free Riding and Withholding

The failure to make a bona fide public offering, at the public offering price, of a “hot issue” security acquired by a participant in a distribution, is known as free riding and withholding. A “hot issue” is a publicly offered security that, immediately following the initial offering period, trades at a premium on the secondary market.

NASD rules expressly prohibit registered representatives from purchasing “hot issues” even if, at the time of the purchase, the individual did not know (and had no way of knowing) that the issue would become a “hot issue”. Registered representatives who violate this rule (even unintentionally) are subject to severe penalties. Penalties are also imposed on the broker-dealer through which the purchase was made.

Registered representatives with brokerage accounts should be aware of this rule. It should be noted that representatives’ immediate family members must also comply with this rule when purchasing securities.

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In order to avoid any regulatory problems, a representative interested in purchasing shares of any security must notify the broker-dealer with whom the account is maintained that he or she is a representative with the Firm.

3.	Sales of Restricted Securities: Rule 144 & Rule 144A

AIGESC requires all registered representatives to be familiar with the following rules in regard to sales of restricted securities. Furthermore, all registered representative must abide by all the requirements set forth in each rule. If a registered representative has a question regarding either one of these rules a registered representative should inquire with the Director of Compliance. These rules are summarized below.

Rule 144 under the Securities Act of 1933 spells out those transactions that are not deemed to be a distribution and accordingly may be effected without registration. It provides that any “affiliate” (i.e., a control person) or any person who sell “restricted securities” of an issuer for his own account, or any person who sells restricted or any other securities of the issuer for the account of an affiliate, will be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(11) if all the conditions of Rule 144 are met. Rule 144 defines restricted securities as including securities that are “acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering.”

In general Rule 144 permits an affiliate or a holder of restricted securities to sell without registration in ordinary brokerage transactions, or to a market maker, an amount of securities that, together with his other sales during the preceding three months (other than pursuant to a registration statement or a private placement), does not exceed the greater of one percent of the amount of securities of that class outstanding or the average weekly volume of trading in those securities during the preceding four weeks.

To rely on Rule 144 for a sale of restricted securities, a minimum of one year must have elapsed between the acquisition of the securities from the issuer or an affiliate of the issuer and the date of their resale under the rule by the acquirer or any subsequent holders. A holder of restricted securities who is not and has not been an affiliate of the issuer during the three months preceding the sale may sell free of any Rule 144 limitations if two years have elapsed from the time that the securities were acquired from the issuer or an affiliate of the issuer. In most cases, a Form 144 must be filed with the SEC before the sale is made. Also, there must be available adequate current public information with respect to the issuer of the securities, which means either the issuer has been a reporting company for 90 days and has been current for 12 months in its reporting obligations or, in the case of a non-reporting issuer, that specified information about the issuer is otherwise publicly available.

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Rule 144A, unlike Rule 144 which focuses on public sales of restricted securities by control persons or affiliates of the issuer, focuses on whether a person other than the issuer who bought securities from an issuer in a non public transaction can resell those transactions in another private transaction, and if so what limitations apply to those resales. Rule 144A provides a safe harbor from the registration and prospectus delivery requirements of Section 5 of the 1933 Securities Act for resales of restricted securities to “qualified institutional buyers’ (“QIBs”). QIBs are specified types of institutions, acting for their own account or other account of other QIBs, that in the aggregate own and invest on a discretionary basis at least $100 million in securities of non-affiliated issuers.

The rule provides that sales to QIBs in compliance with the rule are not distributions and that the seller is therefore not an “underwriter.” If the seller is not the issuer or a dealer, it can rely upon the Section 4(1) exemption. If the seller is a dealer it can rely on the Section 4(3) exemption.

Rule 144A contains four conditions that are normally subject to verification by the person relying on the exemption., i.e., the seller. These are that: (1) the restricted security be offered or sold only to QIBs or persons reasonably believed to be QIBs; (2) that the seller take reasonable steps to ensure that the purchaser is aware that the seller may be relying on Rule 144A in making the sale; (3) that the securities not be fungible with certain exchange-listed or NASDAQ quoted securities; and (4) that the issuer, if not a 1934 Act reporting company, an exempt private issuer or a foreign government, has committed itself to provide certain reasonably current information to the holder or a prospective purchaser. Unlike Regulation D, Rule 144A does not prohibit general solicitations, as long as they are only made to QIBs.

4.	Insider Trading

Insider Trading Prohibitions

In general, the “insider trading” rules under the federal securities laws prohibit any person (including investment advisors) from:

•	Trading on the basis of material, non-public information;

•	Tipping such information to others;

•	Recommending the purchase or sale of securities on the basis of such information; or

•	Assisting someone who is engaged in any of the above activities.

Insider trading does not apply only to insiders. It also applies to non-insiders, such as investment analysts and stockbrokers, and to non-traders, such as administrative personnel, marketing associates and secretaries. The definition of material, non-public information is set forth below and is followed by a discussion of the concept of personal gain.

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Material Information

Insider trading restrictions arise only when the information that is used for trading, tipping or recommendation is “material.” A fact may be material for purposes of the rule only if it is involved in a decision to purchase or sell securities. The information need not be so important that it would have changed an investor’s decision to buy or sell; it is sufficient that it is the type of information on which reasonable investors rely when making investment decisions. Information should be considered material if, upon disclosure, it is likely to have a significant impact on the market price of the securities. Information about a future event should be considered material if it is likely that the event will occur and will have a significant impact. In situations where questions arise in an effort to determine whether or not information is material, should be resolved conservatively by finding the information material. Questions on the issue should be referred to the Director of Compliance before action is taken.

The following list of illustrations, thought not exhaustive, is illustrative of the types of events that might be considered material:

•	A joint venture, merger or acquisition;

•	The declaration or omission of dividends;

•	An acquisition or loss which is significant;

•	A change in control or a significant change in management;

•	A call of securities for redemption;

•	The borrowing of a significant amount of funds;

•	The purchase or sale of a significant asset;

•	A significant change in capital investment plans;

•	A significant labor dispute or disputes with subcontractors or suppliers;

•	An event requiring a company to file a current report on Form 8-K with the SEC;

•	The establishment of a program to repurchase the Company’s own shares;

•	A tender offer for another company’s securities;

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•	An event of technical default or default on interest and/or principal payments; or

•	Advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

Non-Public Information

The insider trading prohibition extends to information that is both material and non-public. Information is considered public if it has been disseminated in a manner that makes it available to investors generally. To satisfy the dissemination requirement, the U.S. Stock Exchanges require exchange-traded issuers to disclose information to national business and financial news-wire services (Dow Jones and Reuters), national news services (Associated Press) or The New York Times or The Wall Street Journal. When information appears in one or more of these publications or on the broad tape, it normally can be used immediately as public information.

Information in SEC or brokerage reports may be assumed to be public as a general rule. However, if it comes to the attention of a registered representative that certain significant information in a report has not been disclosed to the public, no purchases, sales or recommendations may be made on the basis of that information without first discussing the matter with, and obtaining authorization from, the Director of Compliance.

Definition of “Personal Gain”

Although the insider trading laws require that a person experience a “personal gain” in order to be guilty of insider trading, the concept of “personal gain” has been very broadly defined by the courts. The definition has become so broad that if a court finds that all other required elements are present in a particular case, it almost certainly will find “personal gain” as well. The courts have held, for example, that “personal gain” includes not only a pecuniary benefit, but also a gift. Accordingly, a tipper who does nothing more than pass information to the tippee may be liable for any profits the tippee received.

Confidentiality

For the purpose of avoiding any disclosures of material, nonpublic information, the Firm has adopted the following procedures to protect confidential information in its possession:

•

Registered representatives may not communicate confidential information that they receive in the course of their employment to anyone other than registered representatives of the Firm or its attorneys without the authorization of the Director of Compliance or the issuer to which the information pertains. Registered representatives may not communicate information that they receive in the course of

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their employment to another registered representative of the Firm unless that registered representative needs to know such information in order to further the project for which the information was generated or disclosed.

•	Registered representatives may not communicate information that they receive in the course of their employment to any person in public places. All discussions concerning confidential information should be conducted in privacy.

•	Registered representatives should refrain from reviewing documents containing confidential information while they are in public places. Registered representatives must also ensure that such documents are kept in locked drawers or file cabinets when they are not being used, and in manila folders when it is necessary to keep them on desks or in other places to which other Firm personnel may readily obtain access. Access to computer files containing confidential information must be restricted. Such computer files should generally be maintained in locked cabinets or desks.

•	Whenever possible, code names should be assigned to all actual and potential participants in any transaction in connection with which registered representatives possess or are likely to acquire confidential information. Registered representatives working on such a transaction must, to the extent practicable, use these code names on all drafts, documents, and internal memoranda pertaining to the transaction, as well as in all discussions concerning the transaction that could be overheard.

Communications with Potential Sources of Inside Information

The Firm has adopted the following procedures for the purpose of avoiding the receipt of inside information that cannot lawfully be used, and the possession of which may limit trading:

•	Avoid the acquisition of any material, non-public information that has been disclosed in violation of any duty; and avoid the acquisition of any material, non-public information relating to pending or proposed tender offers that is derived from either the tender offeror or the target.

•	If a tender offer has been announced or the Firm is aware that a party has taken substantial steps toward commencing a tender offer, then registered representatives may discuss the target or the transaction with representatives of the offeror and the target who have been publicly designated to respond either to public inquiries concerning the particular transaction or to shareholder inquiries generally, but no person shall discuss the target or the transaction with any other director, officer, employee or representative of the offeror or the target.

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•	In connection with publicly announced transactions other than tender offers, registered representatives may discuss the transaction with the chairman of the board, chief executive officer, president or chief financial officer of a party to the transaction, or any representative who has been publicly designated by a party to respond either to public inquiries concerning the particular transaction or to shareholder inquiries generally, but shall not discuss the transaction with any other officer, employee or representative of a party.

•	In any communication covered by the preceding two paragraphs, the Firm’s representative must identify himself/herself, state the reason for the communication and indicate that he or she is not attempting to obtain information that it would not be appropriate to disclose. In no event may any representative of the Firm seek any information that may not be supplied to any informed member of the public inquiring as to the status of a transaction.

•	Firm representatives may not discuss a transaction with any banker, lawyer or other adviser to the parties to the transaction, other than any such persons who have been publicly designated to handle inquiries from the public concerning the transaction, without the prior approval of the Director of Compliance. Under no circumstances may any Firm representatives discuss an issuer or transaction with personnel of any affiliate of AIG whether or not such affiliate is doing business with the issuer or participating in the transaction.

•	When a company is not the subject of a transaction, registered representatives may make inquiries consistent with generally applicable Firm policies concerning a company’s business, operations and prospects, including inquiries relating to workouts and industry surveys.

•	The frequency and nature of communications or other relationships with arbitrageurs, hedge funds, investors and others shall be periodically reviewed by the Director of Compliance. As a general matter, registered representatives should avoid discussion of “rumor” stocks with such persons or entities.

Restrictions on Registered Representatives’ Transactions

A registered representative of the Firm may not maintain a brokerage account unless:

•	he/she has advised the Director of Compliance in writing of the existence of the account; and he/she has received prior approval from the Director of Compliance; and

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•	the firm at which the account(s) is maintained has agreed to send copies of duplicate statements and confirmations to the AIGESC Director of Compliance.

For purposes of this and the following rules, “registered representative” includes a representative, his/ her spouse and minor children if they share the representative’s home, any account in which the representative has a beneficial interest, and any account over which the representative has authority to make investment or trading decisions.

Registered representatives may not purchase or sell any security that is the target of a tender offer or proposed tender offer while in possession of inside information about the target firm or has reasonable grounds to believe that the information originated with either the target firm or the offeror.

Surveillance

It is the responsibility of every registered representative to contact the Director of Compliance promptly whenever he or she has reason to suspect that any other representative has violated or is about to violate the laws, regulations or Firm policies discussed in this Manual.

The Director of Compliance, or an appointed supervisory principal, shall review, initial and date each confirmation and statement received by the Firm for transactions in each registered representative’s account and appropriately maintain the documents in a secure location. The Director of Compliance or the Firm’s outside counsel shall investigate any apparent violation of any laws, regulations or Firm policies to the extent necessary to determine whether or not a violation has occurred.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

PART TWO:

COMPLIANCE & SUPERVISORY

PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

PROCEDURES

I.	LICENSING AND REGISTRATION

Materials Required for Registration with the Firm:

Applicants seeking registration with the NASD through AIGESC should call the AIG ESC Compliance Department or their OSJ Supervisory Principal to request a registration packet that will contain the following materials:

•	Form U-4

•	Two fingerprint cards

•	The AIGESC information packet

Each applicant’s situation is reviewed on a case-by-case basis. Applicants must provide the Firm with a copy of their most current U-5, if previously registered, and resume. A written request from the applicant’s supervisor stating why the applicant needs to be registered should be sent (e-mail is acceptable) to the AIGESC Director of Compliance

Registration questions should be directed to the Director of Compliance.

A background check will be conducted for each applicant that includes but is not limited to a credit, criminal and FBI background report.

Copies of registered representatives’ registration documentation will be maintained at the appropriate OSJ Branch Office location and in the AIGESC Home Office.

Post-Registration Requirements:

Once an applicant’s registration process has been completed, it is his/ her responsibility to update the information on his/her U-4. Most frequent changes include a name change, new home address, business activity, or disciplinary incidents.

Termination by AIGESC:

Upon a registered representative’s resignation or termination, AIGESC will file Form U-5 with the NASD disclosing the reasons for separation. A copy of the Form U-5 will be sent to the registered representative’s residence within 30 days of filing with the NASD.

Terminations may result for a variety of reasons. An individual’s U-5 is subject to modification by the terminating broker/dealer for two years should this be necessary.

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A voluntary termination occurs when a registered representative decides voluntarily to leave the Firm. A copy of his or her Form U-5 will be sent to his/her residence by AIGESC. A registered representative has two years to become affiliated with another broker-dealer before re-examination is required.

An involuntary termination may result when a registered representative is terminated due to volition of Firm or regulatory rules. The Director of Compliance must be notified immediately and the information stated on the U-5 must be factual and accurate.

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II.	INVESTOR COMPLAINTS/ ELECTRONIC REPORTS

General:

•	An investor making an oral complaint should be referred to the Director of Compliance.

•	The registered representative should not directly respond verbally or in writing to the investor or his/her spokesperson placing the complaint. Information such as the name or contact person, phone number, nature of the complaint, etc. should be gathered and communicated to the Director of Compliance. All registered representatives must immediately notify the Director of Compliance of any complaints received from an institutional (or retail) investor or policy owner. The AIGESC Compliance Department will determine how a complaint will be addressed.

•	If necessary, the Firm will respond immediately verbally to acknowledge receipt of a compliant. A written response should be sent within 48 to 72 hours after receipt of the compliant. The Director of Compliance will supervise the investigation and resolution of each complaint.

•	Disciplinary measures, if required, will be implemented by the Director of Compliance.

•	A complete record of all relevant correspondence and documents regarding a complaint will be maintained in the Home Office.

•	Under no circumstances should any registered representative offer to refund money or fees to an investor. Approval for such actions must come from several areas within AIG.

Electronic Reporting:

•	The Director of Compliance, or a designated person, will report to the NASD statistical and summary information regarding written investor complaints received by the Firm.

•	In the event that AIGESC receives written investor complaint, the Firm will report such statistical and summary information regarding investor complaints by the 15th of the month following the calendar quarter in which the complaint was received by the Firm.

•	AIGESC Director of Compliance, or a designated person, will also report to the NASD complaints noted in Rule 3070. The Firm will report such event to the NASD within ten business days of when the Firm knows, or should have known, of the event.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

III.	RECORD RETENTION REQUIREMENTS

Summary of Record Retention Requirements

The SEC and the NASD have established minimum record retention requirements that apply to broker-dealers. In general, to satisfy these requirements, principal accounting records original records of purchases and sales, records of securities positions and new account paper work must be prepared and maintained for six years. Other required records deal primarily with security transactions, subsidiary accounting records and personnel files. These other records should be maintained for three years.

Records subject to retention requirements must be maintained in an easily accessible place for the first two years. All records may be maintained on microfilm. The business units served by AIGESC may have unique needs and requirements that dictate special record retention procedures. Once a procedure is established within a business unit, it must be adhered to and should not be changed without the pre approval of the Director of Compliance. During the annual branch review, each business unit’s unique record keeping procedures will be inspected. Questions regarding Branch Office record -retention requirements should be addressed to the Director of Compliance.

The retention periods listed below are minimum statutory requirements and should act as a guide. If important business records are not included or the retention periods are not adequate to meet business needs, the retention periods may be extended but not shortened.

Outline of Minimum Record Retention Periods

Life of Enterprise

Articles of incorporation, minute books and stock certificate books.

Six Years After Close of Account

Terms and conditions related to the opening of an investor account.

Six Years

Original records of entry for:

•	All purchases and sales of securities

•	Receipts and deliveries of securities

•	Receipts and disbursements of cash

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

Ledger records for:

•	All assets liabilities, income and expense and capital accounts

•	Each cash and margin account of every investor

•	Securities stock ledger

•	New account records

•	Records of syndicate transactions by a managing underwriter including, inter alia, security participants, terms and conditions, allotments, profits and expenses.

•	Investor complaints

Three Years –Ledger records reflecting:

•	Securities movements

•	Dividends and interest received

•	Monies borrowed or loaned

•	Memoranda of all brokerage orders and principal transactions

•	Confirmation and notices of all debits and credits for the account of investors.

•	The name and address of the beneficial owner of each account and, in the case of a margin account, the signature of such owner. For a joint account or the account of a corporation, this record is required only of the person or persons authorized to transact business.

•	A record of all options in which the Firm has any interest

•	Trial balances and computations of net capital

•	Personnel records (three years from termination of employment)

•	Checkbooks, bank statements, canceled checks and reconciliations, bills receivable or payable, originals of communications (including interoffice memoranda) relating to the Firm’s business

•	Guarantees of accounts, powers of attorney, trading authority and resolutions empowering an agent to act for a corporation

•	All proxy solicitation records

•	Advertisements, market letters, sales literature and research reports

Special Record Retention Requirements

Order Tickets

Every order ticket must contain, at a minimum:

•	The name or designation of the account

•	The name and amount of the security

•	The terms of the order

•	The date and time the order is entered and the price at which it is executed

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

•	Whether the order was unsolicited

•	If a sale, whether “long” or “short”

•	For a “short” sale exempt from the restrictions which prohibit such sales unless on a plus or zero plus ticket, the ticket should be marked “short exempt”

Confirmations of Security Transactions

All confirmations and security transactions must provide for the following disclosures at or before the completion of the transaction.

Date and Time of Execution

The date and time of execution, unless the investor is advised this information will be provided upon written request.

Transaction Date

The identity, price, and number of shares or units sold by the investor

Capacity in Which Action Occurred

•	Agent for the Customer

•	Agent for some other person

•	Agent for both the customer and another person

Agency Capacity

•	The name of the broker-dealer or other party from whom the security was purchased or to whom it was sold.

•	The amount of the remuneration received in connection with the investor’s transaction, unless the investor’s payment is determined by a written agreement, and imposed other than on a transaction basis.

•	The source and amount of any other remuneration to be received by the Firm in connection with the transaction. Provided the Firm is not participating in a distribution (in the case of a investor purchase), or in a tender offer (in the case of a sale), or a municipal security transaction, and is acting as agent for both the buyer and seller (an agency cross), the commission received from the other party need not be disclosed if the investor is advised that we will receive other remuneration, the source and amount of which will be provided upon request.

Responses to Information Requests

A broker must provide information represented to be available on request within five business days of the request. Where the request relates to a transaction effected more than thirty days prior to the request, the information must be provided within fifteen business days.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

Reports to Investors

Currently, AIGESC is not involved in retail broker-dealer activities. However, when appropriate, the Firm, through a relationship with a clearing firm, shall provide monthly statements of accounts to all investors.

Exchange Act Rule 15c3-2 prohibits a broker-dealer from using a investor’s free credit balance unless the investor is advised along with, or as part of, his statement of account, at least quarterly, of the amount of his free credit balance and that it may be used in the operation of the broker’s business, or be paid on demand to the investor.

Registered Representative Personal Documents

Each Registered representative should maintain a copy of the following documents in their personal files:

•	Copy of Form U-4. Registered representatives are required to provide updated information to keep Form U-4’s current. Registered representatives must promptly report any change in their answers to the Form U-4 to the Compliance Department or their designated supervisor.

•	Copy of previous firm’s U-5;

•	Record of personal securities transactions;

•	Copy of the current Annual Compliance Questionnaire

•	Maintain intranet access to the AIGESC Compliance and Supervisory Procedures Manual.

Investor File

Each registered representative shall maintain a file for each retail and institutional investor. As appropriate, the file shall contain a copy of:

•	The New Account Form for retail customers or equivalent information as required by each business unit for institutional investors;

•	Confirmations, statements and applications for each investment made by the retail customer;

•	Copies of investor checks, when applicable;

•	Additional documentation as required (e.g., tax returns, financial questionnaires, data sheets, notes, etc.) evidencing investment suitability for retail customers;

•	Copies of important supporting documentation, such as subscription agreements, powers of attorney, corporate resolutions, etc.; and

•	Copies of correspondence.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

Advertising and Sales Literature File

When appropriate, a Series 24 superviosry principal may be appointed for the location and maintain a log and filing system for marketing materials used on behalf of AIGESC by the business unit. These materials must evidence review prior to use by an appointed Series 24 Superviosry Principal. This material is subject to review by AIGESC Compliance during the annual branch review to ensure that all such advertisements and sales literature has been received and approved by the Director of Compliance prior to use.

Investor Correspondence File

Each Registered Representative must follow the correspondence review procedures established by AIGESC in his/her business unit. This will enable AIGESC compliance personnel and the business unit to ensure that all correspondence pertaining to securities business has been reviewed, approved, initialed, dated and copies retained.

Branch Office Communications with the Public

Registered representatives involved in the sale of products distributed by AIGESC may utilize letterhead and business cards bearing the AIGESC disclosures only after the materials have been reviewed and written approval has been documented by the Director of Compliance. Samples of letterhead and business cards must be provided to the Compliance Department for retention.

When appropriate, AIGESC and SIPC signage may be displayed. Prior to displaying such signage, each situation must reviewed and written approval granted by the Director of Compliance.

Copies of reviewed sales correspondence will be appropriately maintained in each branch location. The appointed supervisory principal will supervise review and record retention procedures.

Complaint procedures will be followed at each branch location. A file containing copies of complaints received from investors will be maintained. The appointed supervisory principal will supervise review and record retention procedures.

Advertising and sales literature will be reviewed and copies maintained at each branch location according to the procedures developed for the branch. The appointed supervisory principal will supervise review and record retention procedures.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

Investor Complaint File

A filed labeled “Compliant File” must be maintained at each branch and non-branch location. Updates must be made annually even if it is simply a note to the file stating, “No complaints from MM/DD/YYYY to MM/DD/YYYY.”

It is mandatory that all locations keep and preserve a log and separate files for written institutional (and retail, if applicable) investor complaints. The file information should clearly detail action that was taken. A complaint file will also be maintained in the AIGESC Home Office.

All verbal or written action taken in response to an investor complaint should be documented in the investor complaint file, attached to the original complaint, with a copy forwarded to the Director of Compliance.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

IV.	BRANCH ACTIVITIES

Branch classification and registration will be determined by an evaluation of the activities conducted and personnel at each location.

All locations will maintain files with investor information, correspondence, sales materials, and investor complaints.

AIGESC Compliance will review each branch location annually or more frequently as required. Unannounced reviews may be conducted.

AIG Global Securities Lending Corp.

AIGGSL’s global procedures are maintained in a centrally located directory in New York, are incorporated into this manual by reference and are available for review at:

http://access45/globalinv/ (see Page 47 for instruction)

Supervisory Duties

Daily the Branch Manager, Peter Adamczyk, (or, in his absence, a specifically appointed Series 24 back-up Supervisory Principal) is the Supervisory Principal of this location. Daily he will review and sign the daily logs to fulfill AIGESC and NASD compliance requirements. Reports reflecting only AIGGSL U.S. activities will be sent to the AIGESC Compliance Department by AIGGSL in Dublin for review and retention.

The Branch Office will be reviewed by the AIGESC Director of Compliance at least annually. Unannounced reviews may be conducted if required. A formal written branch review report will be written and submitted to the Branch Manager, President of AIGESC, and head of AIG Global Investments Group.

The Branch Manager will submit to AIGESC Compliance a monthly branch report by the 10th of each month.

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

APPENDIX A

Branch Locations & Supervisory Personnel

Principal’s Name Registration Status	Walter R. Josiah Series 7, 63, 24

Title	President, Supervisory Principal AIG Equity Sales Corp.

Address Branch Number	70 Pine Street, NY, NY 10270 Branch 10

Effective Date of Supervision	8/2000

Additional Principals Title	Martinnette J. Witrick, Branch Manager Director of Compliance, Vice President Supervisory Principal Series 7, 63, 24, 65, 53, 4 12/1/1999 Martinnette J. Witrick
Registrations Effective Date of Supervision Contact for Reports

Additional Principals Name Title Registrations Effective Date	Helen Stefanis Principal Series 7, 63, 24 9/1999

Principal’s Name Registrations	Peter C. Adamczyk Series 7, 63, 24

Title	Branch Manager, Supervisory Principal AIG Global Securities Lending Corp.

Address Branch Number	70 Pine Street, 15th Floor, NY, NY 10270 Branch 26

Effective Date of Supervisory Designation	3/1999

Additional Principals Title Registrations Effective Date of Supervision	Michael Thorp Supervisory Principal Series 7, 63, 24 1/2002

Contact for Reports	Peter Adamczyk, Denese Guezze

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AIG EQUITY SALES CORP.	JANUARY 2004

Principal’s Name Registrations	Steve Guterman Series 7, 63, 24

Title	Branch Manager & Supervisory Principal AIG Global Investment Group

Address Branch Number	175 Water Street-24th Floor, NY, NY 10038 Branch 29

Effective Date of Supervisory Designation	11/2002

Additional Principal/Title

Registrations / Effective Date of Supervision

Additional Principal/Title

Registrations / Effective Date of Supervision

Additional Principal/Title

Registrations / Effective Date of Supervision

Martin Dorow, Sales Supervisory Principal Series 7, 63, 24; 7/2003 Grayson Sanders, Sales Supervisory Principal Series 7, 63, 24; 01/2004 Bill Fish, Supervisory Principal Series 7, 63, 24; 4/2002

Contact for Reports	Martinnette J. Witrick, Principal, Compliance Series 7, 63, 24 telephone 212-770-9046

Principal’s Name Registrations	Robert Howe Series 7, 63, 24

Title	Supervisory Principal AIG Capital Partners, Inc. – Branch 29

Address Branch Number	175 Water Street-23rd floor, NY, NY 10038 Branch 29

Effective Date of Supervisory Designation	6/2001

Additional Principals/ Title Registrations Effective Date Contact for Reports	Kevin Clowe Principal Series 7, 63, 24 8/1986 Robert Howe

Principal’s Name & Registrations	Helen Christopher, Series 7, 63, 24
Title	Branch Manager & Supervisory Principal AIG Funding, Inc.
Address Branch Number	72 Wall Street, 10th floor, NY, NY 10005 Branch 30
Effective Date of Supervisory Designation	1/2002

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AIG EQUITY SALES CORP.	JANUARY 2004

Additional Principals Title Registrations Effective Date of Supervision Contact for Reports	Jack Repa Supervisory Principal Series 7, 63, 24 1/2002 Jack Repa; Helen Christopher

Principal’s Name & Registration Status	David Valiaveedan, Series 7, 63, 24

Title	Branch Manger AIG Real Estate Investment Corp.

Address Branch Number	1 CMP, 57th Floor, NY, NY 10005 Branch 31

Effective Date of Supervision Designation	7/2002

Additional Principals Title Registrations Effective Date of Supervision Contact for Reports	Richard D’Alessandri Principal Series 7, 63, 24 10/ 1989 Richard D’Alessandri

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AIG EQUITY SALES CORP.	JANUARY 2004

Principal’s Name & Registrations	Daniel Tully, Series 7, 63, 24

Title	Branch Manager & Supervisory Principal AIG Healthcare GP, L.P.

Address	AIG Healthcare GP, L.P. 101 East 52nd Street, NY, NY 10022 Branch 32
Branch Number

Effective Date of Supervisory Designation	1/2003

Additional Principals Title Registrations Effective Date Contact for Reports	Todd French Principal Series 7, 63, 24 1/2003 Dan Tully; Stephen Farinelli

Principal’s Name & Registrations	Robert Discolo 7, 63, 24

Title	Branch Manager & Supervisory Principal AIG Global Investment Group

Address	AIG Global Investment Group 599 Lexington Ave., 25th Floor, NY, NY 10022 Branch 33
Branch Number

Effective Date of Supervisory Designation	02/2004

Additional Principals Title Registrations Effective Date Contact for Reports	Marcus Motroni Principal Series 7, 63, 24 8/2003 Robert Discolo

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

APPENDIX B

#	Supervisory Principal	Branch Number	Registered Representative’s Names	AIG Affiliated Company
1	Adamczyk	26	Thorp, Michael	AIG SECURITIES LENDING
2	Christopher	30	Repa, Jack	AIG FUNDING, INC.
3	D’Alessandri	31	Butler, David	AIG GLOBAL REAL ESTATE
4		31	Cote, James	AIG GLOBAL REAL ESTATE
5		31	Feifer, Lisa	AIG GLOBAL REAL ESTATE
6		31	McWilliams, Deonna	AIG GLOBAL REAL ESTATE
7		31	Meise, Steven	AIG GLOBAL REAL ESTATE
8		31	Wells, Michelle	AIG GLOBAL REAL ESTATE
9	Discolo	33	Costabile, Steven	AIG GLOBAL INVESTMENT CORP
10		33	Khanna, Vinti	AIG GLOBAL INVESTMENT CORP
11		33	Lewis, Gabriel	AIG GLOBAL INVESTMENT CORP
12		33	Motroni, Marcus A.	AIG GLOBAL INVESTMENT GROUP
13	Dorow	29	Atkins, Bruce	AIG GLOBAL INVESTMENT GROUP
14		29	Fields, Alan	AIG GLOBAL INVESTMENT GROUP
15		29	Johnson, Neil T.	AIG GLOBAL INVESTMENT GROUP
16		29	Livingston, John D.	AIG GLOBAL INVESTMENT GROUP
17		29	Ramirez, Sergio	AIG GLOBAL INVESTMENT GROUP
18		29	Sanders, J. Grayson	AIG GLOBAL REAL ESTATE
19		29	Vandiver, Eddie B.	AIG GLOBAL INVESTMENT CORP
20	Fish	29	Cornell, Geoffrey	AIG GLOBAL INVESTMENT CORP
21		29	Gaberlavage, William	AIG GLOBAL INVESTMENT CORP
22		29	Herman, Gerald	AIG GLOBAL INVESTMENT CORP
23		29	McDermott, Cheryl	AIG GLOBAL INVESTMENT CORP
24		29	Meyer, Matthew	AIG GLOBAL INVESTMENT CORP
25		29	Myers, Joseph	AIG GLOBAL INVESTMENT CORP
26		29	Stevenson, Peter	AIG GLOBAL INVESTMENT CORP
27		29	Taylor, Kevin	AIG GLOBAL INVESTMENT CORP
28		29	Vandenassem, Robert A	AIG GLOBAL INVESTMENT CORP
29	Fish/Musacchio	29	Grant, Timothy	AIG GLOBAL INVESTMENT GROUP
30	Grayson	29	Wisialko, Edward S.	AIG GLOBAL INVESTMENT GROUP
31	Guterman	33	Discolo, Robert	AIG GLOBAL INVESTMENT CORP
32		29	Dorow, Martin	AIG GLOBAL INVESTMENT GROUP
33		29	Fish, Bill	AIG GLOBAL INVESTMENT CORP
34		29	Mercante, Richard	AIG GLOBAL INVESTMENT CORP
35		29	Morello, Robert	AIG GLOBAL INVESTMENT GROUP
36		29	Obley, Michael R.	AIG GLOBAL INVESTMENT GROUP
37		29	Spillane, Todd L.	AIG GLOBAL INVESTMENT CORP
38		29	Timmins, James R.	AIG GLOBAL INVESTMENT CORP
39		32	Tully, Daniel G.	AIG - HEALTHCARE
40	Howe	29	Clowe, Kevin	AIG CAPITAL PARTNERS
41		29	Mixon, Charels	AIG CAPITAL PARTNERS
42	Josiah	26	Adamczyk, Peter	AIG SECURITIES LENDING
43		29	Brill, Pamela	AIG GLOBAL INVESTMENT CORP
44		30	Christopher, Helen	AIG FUNDING, INC.
45		29	Cinciva, Lori A.	AIG GLOBAL INVESTMENT GROUP

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AIG EQUITY SALES CORP.	JANUARY 2004

#	Supervisory Principal	Branch Number	Registered Representative’s Names	AIG Affiliated Company
46		10	Cronin, Tara	AIG CORPORATE COMMUNICATIONA
47		31	D’Alessandri, Richard	AIG GLOBAL REAL ESTATE
48		10	Davide, Joseph	AIG RISK MANAGEMENT
49		10	Flores, Reyna	AIG RISK MANAGEMENT
50		10	Gisiger, Urs P.	AIG GLOBAL ENERGY
51		29	Guterman, Steven	AIG GLOBAL INVESTMENT GROUP
52		29	Hamblett, Brooks	AIG GLOBAL INVESTMENT GROUP
53		29	Howe, Robert	AIG CAPITAL PARTNERS
54		10	Latz, Ronald	AIG FINANCIAL SERVICES
55		29	Minaya, Jose	AIG GLOBAL INVESTMENT CORP
56		10	Musacchio, Anthony	AIG STRUCTURED PRODUCTS, INC
57		10	Scherzer, Martin	AIG RISK FINANCE
58		10	Stefanis, Helen	AIG CAPITAL MANAGEMENT
59		10	Swiatek, Jeffrey	AIG CAPITAL CORP.
60		10	Tillinghast, Sam W	AIG GLOBAL INVESTMENT CORP
61		31	Valiaveedan, David G.	AIG GLOBAL REAL ESTATE
62		29	Walsh, Kathleen	AIG GLOBAL INVESTMENT GROUP
63		29	Walsh, Michael	AIG GLOBAL INVESTMENT CORP
64		10	Witrick, Martinnette	AIG EQUITY SALES CORP
65	Mogavero	10	Berger, Robin	AIG GLOBAL INVESTMENT GROUP
66		10	Clay, Iris	AIG GLOBAL INVESTMENT CORP
67		10	Kim, Chan-Ree	AIG GLOBAL INVESTMENT CORP
68	Pres.	10	Josiah, Walter	AIG EQUITY SALES CORP
69	Repa	30	Buhse, Matthew	AIG CAPITAL MGMT/AIG FUNDING
70		30	Gellman, Deborah	AIG FUNDING, INC.
71		30	Lieber, Edward	AIG FUNDING
72	Spillane	29	Hubert, Kelly	AIG GLOBAL INVESTMENT CORP
73		29	Mazzacano, Paul R.	AIG GLOBAL INVESTMENT CORP
74	Thorp	26	Jackson, Michael	AIG SECURITIES LENDING
75		26	Messina, Louis J	AIG SECURITIES LENDING
76	Tillinghast	10	Denkler, Thomas N	AIG GLOBAL INVESTMENT CORP
77		10	Hammer, Gregory	AIG GLOBAL INVESTMENT CORP
78		10	Ochs, Christopher	AIG GLOBAL INVESTMENT CORP
79	Tully	32	Aitken-Davies, George	AIG - HEALTHCARE
80		32	Farinelli, Stephen E.	AIG - HEALTHCARE
81		32	French, Todd G.	AIG - HEALTHCARE
82		32	Rakitin, Daniel	AIG - HEALTHCARE
83	Valiaveedan	31	Tornow, Chimi	AIG GLOBAL REAL ESTATE
84	Witrick	10	Falk, William J.	AIG FINANCIAL SERVICES
85		10	Fredland, Kurt	AIG GLOBAL INVESTMENT CORP
86		10	Harkins, Kenneth	AIG LEGAL
87		10	Maloney, Mari	AIG LEGAL
88		10	Mogavero, Erik	AIG GLOBAL INVESTMENT GROUP
89		10	Seiver, Benjamin	AIGKK

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AIG EQUITY SALES CORP.	JANUARY 2004

Appendix C

AIG Equity Sales Corp.

MARKETING MATERIAL REVIEW

70 Pine Street, 17th Floor, New York, NY 10270

Tel: (212) 770-9046 Fax: (212) 770-9093

SEND TO: MARTI WITRICK

Fill out all information. Please print clearly.	AIGESC Renew# __________________________

Date Sent: _________________________________________________	Target Use Date: __________________________

Product: ____________________________________________________________________________________________________

Title of Material: _____________________________________________________________________________________________

How Will Material Be Used? ____________________________________________________________________________________

___________________________________________________________________________________________________________

• Person Submitting Material: ________________________________________________________________________________________

• Office Location: __________________________________________	Phone: _______________________________________

To Be Used In States: __________________________________	Fax: _________________________________________

For: ☐	Institutional Prospective Clients: _____________________________________________________________________

☐	Institutional Clients: _______________________________________________________________________________

☐	Public Clients: _____________________________________________________________________________________

☐	Other (describe): ___________________________________________________________________________________

Return To: ___________________________________________	Phone: _______________________________________

# of Pages:___________________________________________	Fax: _________________________________________

FOR AIGESC USE ONLY	AIG ESC COMPLIANCE		AIGGIC COMPLIANCE
	Initial	Date	Initial	Date
Approved

Approved with Noted Changes

Not Approved*

*	If not approved, piece must be resubmitted for approval after revisions.

Comments:

☐ NASD FILING	☐ BROKER/DEALER USE ONLY

A Copy of this form and three (3) copies of the final version of each piece to be reviewed must be submitted to AIGESC Compliance 15 days prior to TARGET USE DATE. After Compliance/Marketing review and signoff, material may not be changed. If changes are made, resubmit the material for review and allow 15 days.

☐ PROJECTED CANCELLED	☐ FINAL PIECES ATTACHED
DATE RECEIVED: _________________________________________________________________________________________

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

APPENDIX D

GLOSSARY OF RELEVANT TERMS

Adviser (Investment)

An individual or organization employed to give professional advice on investments and asset management practices (also called an “investment adviser”).

“Asked” or “Offering” Price

The price at which a security can be purchased. The asked or offering price of mutual fund shares means the current net asset value per share, plus sales charge, if any.

Automatic Dividend Reinvestment Program

An investor option in which all dividends and distributions payable to the investor by a securities issuer are used to purchase additional securities of that issuer.

Bank Draft Investing

An investor option in which an investor authorizes a mutual fund to withdraw automatically a specified amount each month from his or her checking account for investment into the fund.

“Bid” or “Sell” Price

The price at which a security can be sold. The bid or sell price of mutual fund shares usually means the current net asset value per share.

Breakpoint

The specific dollar amount an investment must reach so that a purchaser can qualify for a discount on the sales charge.

Breakpoint Sale

The sale of shares is just below the point at which a breakpoint (reduced sales charge) would become effective would be a violation of the NASD Rules.

Broker-Dealer

A firm that buys and sells securities to the public.

Capital Gains Distributions

Payments to mutual fund shareholders of profits (long-term gains) realized on the sale of the fund’s portfolio securities. These amounts are paid once a year.

Capital Growth

An increase in market value of a mutual fund’s securities, as reflected in the net asset value of fund shares. This is a specific long-term objective of many mutual funds.

CD (Certificate of Deposit)

A marketable deposit instrument with a minimum denomination of $100,000 (Compare with Savings Certificate). May or may not be FDIC insured.

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AIG EQUITY SALES CORP.	JANUARY 2004

Collateral

Cash or other asset (i.e., letter of credit, securities) pledged to a lender by a borrower as security until a loan is repaid.

Convertible Bond

A type of debt security that can be exchanged for stock of the issuing corporation.

Custodial Account

A legal account opened in the name of an adult (the custodian) for the benefit of a minor.

Custodian

The organization (usually a bank) that keeps custody of securities and other assets of a mutual fund.

Debenture

A type of corporate debt obligation that is ordinarily backed by the general credit of the corporation rather than any specific assets.

Direct Participation Program

An arrangement that allows investors income deductions derived from a direct flow-through of a firm’s losses. Direct Participation Programs are usually organized as Limited Partnerships. Common DDP’s include equipment leasing, oil and gas and real estate.

Diversification

The policy of mutual funds to spread investments among a number of different securities to reduce the risks inherent in investing.

Dollar-Cost Averaging

The practice of investing equal amounts of money at regular intervals, regardless of whether securities markets are moving up or down. This procedure reduces average share costs to the investor who acquires more shares in periods of lower securities prices and fewer shares in periods of higher prices.

Exchange Privilege

An option enabling mutual fund shareholders to transfer their investment from one fund to another within the same fund family as the investor’s needs or objectives change. Typically, funds allow investors to use the exchange privilege several times a year for a low fee or no fee per exchange.

Fixed Unit Investment Trust

An investment company organized under a trust indenture rather than a corporate charter. It maintains a fixed portfolio.

Fund Portfolio

The actual securities and other assets which are held by a mutual fund. A list of these holdings can be found in the prospectus for the fund.

Income Dividends

Payments to mutual fund shareholders of dividends, interest and/or short-term capital gains earned on the fund’s portfolio securities after deducting operating expenses.

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AIG EQUITY SALES CORP.	JANUARY 2004

Investment Company

A corporation, trust or partnership that invests the pooled funds of shareholders in securities appropriate to the fund’s objective. Among the benefits of investment companies, compared to direct investments, are professional management and diversification. Mutual funds (also known as “open-end” investment companies) are the most popular type of investment company.

Investment Objective

The goal (e.g. long-term capital growth, current income, etc.) that an investor and/or a mutual fund pursues.

Letter of Intent

A tentative purchase agreement initiated by an individual who plans to make a large investment in a mutual fund through several purchases spread out over a period of months. By indicating this intention, the individual can qualify for reduced sales charges. There is no legal obligation to fulfill the agreement but if the purchases are not made, a higher sales charge will be assessed on the actual purchases.

Limited Partnership

A partnership in which certain partners are designated as limited partners and thus receive limited liability status, as in a corporation. Limited partners cannot participate in the management of the partnership.

Liquidity

The ease with which an asset may be sold or redeemed for cash.

Long-term Funds

An industry designation for mutual funds that invest primarily in securities with remaining maturities of more than one year. Long-term funds are broadly divided into equity (stock), bond and income funds.

Market Order

An order to buy or sell at the best price available at the time the order is entered.

Managed Municipal Bond Fund

A mutual fund that invests exclusively in municipal bonds. Requires a S. 6.

Management Fee

The amount paid by a mutual fund to the investment adviser for its services. The average annual fee industry-wide is about one-half of one percent of fund assets.

Mark to Market

In securities lending, the practice of periodically repricing the securities on loan against the value of the collateral.

Money Market Fund

A mutual fund that invests exclusively in money market securities.

Mortgage Bond

A type of corporate bond that is backed by real estate owned by the corporation. Consequently, it is perhaps the most secure form of corporate bond.

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AIG EQUITY SALES CORP.	JANUARY 2004

Mutual Fund

An investment company that pools money from shareholders and invests in a variety of securities, including stocks, bonds and money market instruments. A mutual fund stands ready to buy back (redeem) its shares at their current net asset value; this value depends on the market value of the fund’s portfolio securities at the time of redemption. Most mutual funds continuously offer new shares to investors. Requires a S. 6.

Net Worth

The difference between the value of one’s total assets and total liabilities.

Net Asset Value Per Share

The total market value of one share of a mutual fund. This figure is derived by taking a fund’s total assets (securities, cash and any accrued earnings), deducting liabilities and dividing by the number of shares outstanding.

No-load Fund

A mutual fund selling its shares at net asset value without the addition of sales charges.

Not Held Order

An order which gives the floor broker discretion as to time and price.

Portfolio

A collection of securities owned by an individual or an institution (such as a mutual fund). A fund’s portfolio may include a combination of stocks, bonds and money market securities.

Prospectus

The document that describes a security and must be furnished to all investors. With respect to mutual funds, it contains information required by the Securities and Exchange Commission on such subjects as the fund’s investment objectives, policies, services and fees. A more detailed document, known as the “Statement of Additional Information,” is available at no charge, upon request.

Rebate

The interest rate that a securities lender pays the borrower on cash collateral. This will normally be a below-market rate to reflect the lending fee.

Redemption Price

The amount per share (shown as the “bid” in newspaper tables) that mutual fund shareholders receive when they cash in shares. The value of the shares depends on the market value of the fund’s portfolio securities at the time. The value is the same as the “net asset value per share” (see above).

Reinvestment Privilege

An option available to mutual fund shareholders in which fund dividends and capital gains distributions are automatically turned back into the fund to buy new shares and thereby increase holdings.

Rights of Accumulation

An investor program in which “related” mutual fund investors pool their purchases to reach a breakpoint.

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AIG EQUITY SALES CORP.	JANUARY 2004

Rights of Accumulation Discount

An investor program in which an additional purchase that brings the value of the account beyond a breakpoint amount entities the investor to a reduced sales charge on the additional purchase.

Sales Charge

An amount charged to purchase shares in many mutual funds sold by brokers or other sales agents. The maximum charge is 8.5 percent of the initial investment the charge is added to the net asset value per share when determining the offering price (see above).

Savings Certificate

A non-marketable deposit instrument typically issued in denominations of less than $100,000.

Secondary Market

A market that deals in the sale and resale of previously issued securities rather than the sale of new issues. The listed and over the counter markets are two examples of secondary markets.

Settlement Date

The third full business day after the placement of an order (trade date), at which time payment must be received by the broker-dealer.

Short-Term Funds

An industry designation for mutual funds that invest primarily in securities with maturities of less than one year. Short-term funds include money market funds and short-term municipal bond funds.

Spread

A spread is the compensation earned by a lender from a securities loan that is in the form either of a lending fee payable by the borrower to the fund (when non-cash collateral is posted) or the excess—retained by the lender—over a rebate rate payable by the fund to the borrower (when cash collateral is posted and then invested by the lender).

Suitability

An investment is suitable if it meets certain criteria of the investor (retail or institutional) such as investment need, objective, diversity, and financial situation.

Trade Date

The date on which an order is placed.

Transfer Agent

The organization employed by a securities issuer to prepare and maintain records relating to the accounts of its shareholders. Some issuers serve as their own transfer agents.

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AIG EQUITY SALES CORP.	JANUARY 2004

Treasury Bill

A marketable, short-term U. S. Government debt security issued through a competitive bidding process at a discount from par value. The length of time to maturity ranges from ninety (90) days to one (1) year.

Treasury Bond

A marketable, long-term, fixed-interest government debt security issued in both registered and book-entry form. The length of time to maturity ranges from ten (10) to thirty (30) years.

Treasury Note

A marketable, medium-term, fixed interest U. S. government debt security having a length of time to maturity ranging from one (1) to ten (10) years (Compare with Treasury Bill, Treasury Bond).

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES

AIG EQUITY SALES CORP.	JANUARY 2004

APPENDIX E

List of Web Sites of Interest

1.	www.NASD.com or www.NASDR.com

2.	www.sec.gov (EDGAR and the SEC database and information)

3.	www.ICI.com (Investment Company Institute)

4.	www.PSA.com (Public Securities Association)

5.	www.SIA.com (Securities Industry Association)

6.	www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf (Office of Foreign Assets Control)

7.	www.oecd.org/fatf (Financial Action Task Force on Money Laundering Compliant)

8.	www.treas.gov/fincen/ (FinCEN high-risk country of Organization List)

COMPLIANCE & SUPERVISORY POLICIES AND PROCEDURES